                           LOAN AND SECURITY AGREEMENT

      This Loan and Security Agreement (this "Agreement"), dated as of December 22, 1998, is entered into by and among Century Electronics Manufacturing (NE), Inc., a Massachusetts corporation ("CEM"), Y.M.C. Manufacturing Company, a California corporation ("YMC"), and Quality Manufacturing Services, Inc., a California corporation ("QMS") (CEM, YMC and QMS are sometimes referred to individually as a "Company" and collectively as the "Companies"), and Fidelity Funding, Inc., a Texas corporation ("Fidelity"). In consideration of the mutual covenants and agreements contained herein, the Companies and Fidelity hereby agree as follows:

      Section 1. Definitions and Rules of Construction.

      1.1 When used herein, the following terms shall have the following meanings:

      "Account" means the right of a Company to payment for goods sold or leased or for services rendered by such Company which is not evidenced by an instrument or chattel paper, whether or not earned by performance.

      "Account Debtor" means the Person obligated to make payment on an Account.

      "Advance" has the meaning given to it in Section 2.1.

      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, or is controlled by or under common control with, such Person.

      "Borrowing Base" means, with respect to any Company, an amount, determined by Fidelity from time to time, equal to the sum of (a) 80% of the aggregate outstanding face amount of the Eligible Accounts of such Company and (b) the lesser of (i) 50% of the value of the Eligible Inventory of such Company, valued at the lower of cost or market, or (ii) $3,000,000 less 50% of the value of the Eligible Inventory of each other Company then included in each such other Company's Borrowing Base valued at the lower of cost or market. Fidelity may change the percentage of Eligible Accounts and/or Eligible Inventory constituting the Borrowing Base of any Company from time to time based upon dilution, net collectibility and other factors deemed appropriate by Fidelity.

      "Borrowing Base Certificate" means a certificate in the form attached hereto as Exhibit A, duly executed by the president or the chief financial officer of the applicable Company.

      "Cash Collateral" has the meaning given to it in Section 7.

      "CEM Term Advance" has the meaning given to it in Section 2.6.

      "Century" means Century Electronics Manufacturing. Inc., a Delaware corporation.

      "Century Documents" means the Century Guaranty (Fidelity), the Century Guaranty (USA Funding) and all other documents or agreements executed by Century in connection herewith or therewith.

      "Century Guaranty (Fidelity)" means the General Continuing Guaranty, dated as of the date hereof, made by Century for the benefit of Fidelity with respect to the Companies, as amended, supplemented or otherwise modified from time to time.

      "Century Guaranty (USA Funding)" means the General Continuing Guaranty, dated as of the date hereof, made by Century for the benefit of USA Funding with respect to the Companies, as amended, supplemented or otherwise modified from time to time.

      "Collateral" has the meaning given to it in Section 6.

      "Concentration Limit" means, as of any date and with respect to any Account Debtor, an amount equal to 25% of the face amount of Eligible Accounts under this Agreement and the Related Loan Agreement of all Companies outstanding on such date or such higher amount as Fidelity shall approve in writing from time to time; provided, however, that the "Concentration Limit" with respect to 3-Com, Lucent, Polaroid, Northern Telecom and any Affiliate of any the foregoing Persons shall be 100% of the face amount of Eligible Accounts under this Agreement and the Related Loan Agreement of all Companies outstanding on such date.

      "Contract Rate" means, prior to the occurrence of an Event of Default or an event or circumstance that would, with the giving of notice, the passage of time or both, constitute an Event of Default, a rate of interest equal to the lesser of (a) the Prime Rate in effect from time to time plus 1.00% per annum and (b) the maximum rate permitted by applicable law and means, after the occurrence of an Event of Default or an event or circumstance that would, with the giving of notice, the passage of time or both, constitute an Event of Default, a rate of interest equal to the lesser of (x) the Prime Rate in effect from time to time plus 6.00% per annum and (y) the maximum rate permitted by applicable law. The Contract Rate shall be automatically increased or decreased, as the case may be, without notice to the Companies from time to time as of the effective date of each change in the Prime Rate.

      "Current Assets" means, as of any date, only those assets of CEM that may, in the ordinary course of business, be converted into cash within a period of one year from such date, but excluding (a) amounts due from employees, officers, shareholders or directors of CEM, (b) prepaid expenses for services or for supplies that are not purchased for resale, and (c) amounts due from Affiliates of CEM.

      "Current Liabilities" means, as of any date and with respect to CEM, the Advances outstanding to such CEM on such date and all other Obligations of CEM that are due within one year from such date.

      "Debt" means, with respect to any Person, all indebtedness, obligations and liabilities of such Person, including without limitation (a) all liabilities which would be reflected on a balance sheet of such Person prepared in accordance with GAAP, (b) all obligations of such Person in respect of any guaranty of any Debt of another Person, and (c) all obligations, indebtedness and liabilities secured by any lien on or security interest in any property or assets of such Person.

      "Debt Service Coverage Ratio" means, as of any date, the ratio of EBITDA for the twelve-month period ending on such date to the sum of (a) the Interest Expense incurred by CEM during the twelve-month period ending on such date and
(b) all scheduled principal payments on all Debt for money borrowed or assets financed under capitalized leases by CEM (including the Obligations) for the twelve-month period beginning on such date (including all scheduled principal payments on Debt expected to be incurred during such period).

      "Eligible Accounts" means, at the time of determination thereof, all Accounts other than (i) any Account which is payable more than 30 days from invoice date, (ii) any Account which has been outstanding for more than 90 days from invoice date, (iii) any Account as to which Fidelity does not have a valid and perfected, first priority security interest, (iv) to the extent that the aggregate outstanding Accounts owed by any single Account Debtor exceeds the Concentration Limit, any Account owed by such Account Debtor, (v) any Account that is owed by an Account Debtor that is an Affiliate of any Company or an officer or employee of any Company, (vi) any Account that arises out of a sale made or services performed outside of the United States or that is owed by an Account Debtor located outside the United States, (vii) any Account that is owed by a creditor or supplier of any Company or with respect to which any defense, counterclaim or right of set off has been asserted, (viii) any Account owed by an Account Debtor if more than 50% (in dollar amount) of such Account Debtor's Accounts, have been outstanding more than 90 days from invoice date, (ix) any Account that is owed by the United States or any department, agency or instrumentality thereof, unless the right to payment under such Account is assigned to Fidelity as Collateral in full compliance with the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727), (x) any Account owed to a Company by Northern Telecom or any Affiliate thereof, including, without limitation, Lancity or Bay Networks; and (xi) any Account that has not been approved by Fidelity for inclusion in the applicable Borrowing Base.

      "Eligible Inventory" means, at the time of determination, all raw materials that are part of a Company's Inventory that (i) are owned by such Company, are located in the United States of America and, if located on leased or mortgaged premises, are subject to the terms of a lien waiver letter executed by the landlord or mortgagee of such premises if deemed necessary by Fidelity in its sole discretion, (ii) are ready for sale, and are not, in the opinion of

Fidelity, damaged, obsolete or otherwise not readily salable at full value,
(iii) have been held in Inventory for not more than 60 days, (iv) are not on lease or consignment or furnished under any contract of service from or to any Person, (v) are subject to an enforceable, first priority, perfected security interest in favor of Fidelity, (vi) are not the subject of an invoice giving rise to an Eligible Account, and (vii) have been approved by Fidelity for inclusion in the Borrowing Base.

      "Eligible Machinery and Equipment" means, with respect to any Company and at the time of determination, all machinery and equipment that (i) are owned by such Company, are located in the United States of America and, if located on leased or mortgaged premises, are subject to the terms of a lien waiver letter executed by the landlord or mortgagee of such premises if deemed necessary by Fidelity in its sole discretion, (ii) are not on lease or consignment to any Person, (iii) are subject to an enforceable, first priority, perfected security interest in favor of Fidelity, (iv) are not, in the opinion of Fidelity, damaged or obsolete, (v) are not fixtures, and (vi) have been approved by Fidelity as Eligible Machinery and Equipment.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, rules, orders, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants or industrial, toxic or hazardous substances into the environment, or otherwise relating to the manufacture, processing, treatment, transport or handling of pollutants or industrial, toxic or hazardous substances.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

      "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA maintained by any Company or any Affiliate thereof with respect to which any Company has a fixed or contingent liability.

      "Event of Default" has the meaning given it in Section 9.

      "Facility Limit" means $12,000,000.

      "GAAP" means generally accepted accounting principles and practices as promulgated by the American institute of Certified Public Accountants, applied on basis consistent with past practices.

      "Indemnified Claims" means any and all claims, demands, actions, causes of action, judgments, liabilities, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including, without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with any investigation or defense) of every kind, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against or incurred or paid by any Indemnified Person at any time and from time to time, because of, resulting from, in connection with or arising out of any transaction, act, omission, event or circumstance in any way connected with the Collateral or the Transaction Documents (including but not limited to enforcement of Fidelity's rights thereunder or the defense of Fidelity's actions thereunder), excluding with respect to any Indemnified Persons, any of the foregoing resulting from such Indemnified Person's gross negligence or willful misconduct.

      "Indemnified Persons" means Fidelity and its officers, directors, shareholders, employees, attorneys, representatives and Affiliates.

      "Intangible Assets" means, with respect to any Company, such of such Company's assets as are treated as intangible pursuant to GAAP, including, without limitation: (a) obligations owing by officers, directors, shareholders, employees, subsidiaries, Affiliates or any Person in which any such officer, director, shareholder, employee, subsidiary, or Affiliate owns any interest other than another Company (it being understood that obligations owing by another Company to such Company shall not be treated as Intangible Assets) and
(b) any asset which is intangible or lacks intrinsic or marketable value or collectibility, including, without limitation, goodwill, noncompetition agreements, patents, copyrights, trademarks, franchises, organization or research and development costs.

      "Inventory" means all goods, now owned or hereafter acquired by a Company, wherever located, that are held for sale or lease or are to be furnished under any contract of service (including, but not limited to raw materials, work in process, finished goods and materials used or consumed in the manufacture or production thereof, goods in which such Company has an interest in mass or a joint or other interest or rights of any kind, and goods which have been returned to or repossessed or stopped in transit by such Company).

      "Net Profit" means, with respect to CEM and for any period, CEM's net income before taxes for such period determined in accordance with GAAP, and means with respect to QMS and YMC, the combined net income of QMS and YMC before taxes for such period determined in accordance with GAAP as if QMS and YMC were consolidated entities under GAAP.

      "Net Profit Requirement" means (a) with respect to YMC and QMS combined, $100,000 per fiscal year beginning with the fiscal beginning on July 1, 1999, and (b) with respect to CEM, $600,000 per fiscal year.

      "Obligations" means all indebtedness, obligations and liabilities of the Companies to Fidelity arising under the Transaction Documents, and all other indebtedness, obligations and liabilities of the Companies to Fidelity, whether presently existing or hereafter arising, direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to Fidelity or to a third party and subsequently acquired by Fidelity.

      "Person" means any individual, corporation, joint venture, partnership, trust, unincorporated organization or governmental entity or agency.

      "Prime Rate" means the rate per annum published from time to time by The Wall Street Journal as the base rate for corporate loans at large commercial banks (or, if more than one such rate is published, the higher or highest of the rates so published). If such rate is no longer published by The Wall Street Journal, then Fidelity shall, in its sole discretion substitute the base or prime rate for corporate loans at a large commercial bank for the base rate published in The Wall Street Journal. Such rate may not necessarily be the lowest or best rate actually charged to any customer of such commercial bank.

      "Proportionate Share" means, with respect to any Company and as of any date, the ratio obtained by dividing (a) the outstanding principal balance of the Advances, if any, and the Term Advance to such Company as of such date, by
(b) the sum of the outstanding principal balance of all Advances and Term Advances as of such date.

      "QMS Term Advance" has the meaning given to it in Section 2.6.

      "Related Loan Agreement" means the Loan and Security Agreement, dated as of the date hereof, among the Companies and USA Funding, as amended, modified or supplemented from time to time.

      "Remittance Address" means such addresses as Fidelity shall direct the Companies from time to time in writing in accordance with the terms hereof.

      "Shareholders Equity" means, respect to any Company and as of any date, the shareholders' equity of such Company as of such date determined in accordance with GAAP plus the principal balance of any Debt of such Company subordinated to the Obligations pursuant to a written subordination agreement satisfactory to Fidelity between Fidelity and the Person to whom such Debt is owed.

      "Solvent" means, with respect to any Company, that the debts of such Company do not exceed the assets of such Company at a fair valuation and that such Company generally is paying its debts as they become due.

      "Tangible Net Worth" means, with respect to CEM and as of any date, the amount obtained by subtracting CEM's Intangible Assets as of such date from CEM's Shareholders' Equity as of such date, and means, respect to QMS and YMC combined (determined as if they were consolidated entities under GAAP), the amount obtained by subtracting the Intangible Assets of QMS and YMC as of such date from the Shareholders' Equity of QMS and YMC as of such date.

      "Tangible Net Worth Requirement" means (a) with respect to YMC and QMS combined, negative $300,000 until June 30,1999 and for each calendar month thereafter means the Tangible Net Worth Requirement of YMC and QMS combined as of the last day of the preceding calendar month plus $8,333, and (b) with respect to CEM, means $3,750,000 until December 31, 1998 and for each calendar month thereafter means the Tangible Net Worth Requirement of CEM as of the last day of the preceding calendar month plus $50,000.

      "Term" has the meaning given to it in Section 11.4.

      "Term Advances" means the CEM Term Advance, the YMC Term Advance and the QMS Term Advance.

      "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under
Section 4043(a) of ERISA or (b) the withdrawal of any Company or any Affiliate of any Company from any ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

      "Term Limit" means $2,000,000.

      "Transaction Documents" means this Agreement and all other documents and instruments executed and delivered in connection herewith or therewith.

      "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

      "USA Funding" means USA Funding, Inc., a Delaware corporation.

      "Working Capital" means, as of any date and with respect to CEM, the excess of the Current Assets of CEM over the Current Liabilities of CEM as of such date.

      "Working Capital Requirement" means negative $1,500,000 until January 31, 1999 and for each calendar month thereafter means the Working Capital Requirement as of the last day of the preceding calendar month plus $50,000.

      "YMC Term Advance" has the meaning given to it in Section 2.6.

      1.2 Terms defined in the UCC and used but not defined herein shall have the meanings ascribed to them in the UCC.

      1.3 References herein to a particular agreement, instrument or document also shall be deemed to refer to and include all renewals, extensions and modifications of such agreement, instrument or document. All addenda, exhibits and schedules attached to this Agreement are a part hereof for all purposes. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

      1.4 All interest accruing hereunder shall be calculated on the basis of actual days elapsed (including the first but excluding the last day) plus three business days and a year of 360 days. Unless otherwise expressly provided herein or unless Fidelity otherwise consents, all financial statements and reports furnished to Fidelity hereunder shall be prepared, and all financial computations and determinations pursuant hereto shall be made, in accordance with GAAP. All payments received by Fidelity after its internally established time for closing business on any business day shall be applied as of the next succeeding business day. Any payment which is due on a day which is not a business day shall instead be deemed to be due on the next succeeding business day, and interest thereon shall accrue and be payable at the then applicable rate during the time of such extension. Fidelity's records in respect of loans advanced, accrued interest, payments received and applied and other matters in respect of calculation of the amount of the Obligations shall be deemed conclusive absent demonstration of error. All statements of account rendered by Fidelity to any Companies relating to principal, accrued interest or costs owing by any Company under this Agreement shall be presumed to be correct and accurate unless, within 30 days after receipt thereof, the Companies shall notify Fidelity in writing of any claimed error therein.

      Section 2. Advances.

      2.1 Subject to the terms of this Agreement, including, without limitation,
Section 3, Fidelity shall make advances to each Company (each an "Advance" and collectively the "Advances") from time to time during the Term; provided, however, that the aggregate principal amount of Advances outstanding at any time to any Company shall not exceed such Company's Borrowing Base determined by Fidelity from time to time; and provided, further, however, that the aggregate principal amount of Advances outstanding at any time to all Companies shall not exceed the Facility Limit less the amount of "Advances" then outstanding under the Related Loan Agreement. Each Advance must be in a minimum amount of $5,000 or, if less, the unadvanced portion of the applicable Borrowing Base. The Companies hereby agree to repay to Fidelity all Advances made to the Companies hereunder, together with interest thereon, in the manner provided herein. The principal owing hereunder in respect of the Advances at any given time shall equal the aggregate amount of Advances made hereunder minus all principal payments thereon received by Fidelity hereunder. Subject to the terms and conditions hereof, the Companies may borrow, repay and reborrow under this Agreement. The term "Advances" specifically excludes "Term Advances."

      2.2 Each request by a Company to Fidelity for an Advance hereunder must be in writing or promptly confirmed in writing. Each such written request or confirmation shall be accompanied by a "Borrowing Base Certificate" in the form attached hereto as Exhibit "A," together with such supporting information as Fidelity shall request, signed by an authorized representative of such Company.

      2.3 Promptly after receiving each Borrowing Base Certificate, Fidelity shall, based upon such Borrowing Base Certificate and such other information available to Fidelity, redetermine the applicable Borrowing Base, which redetermination shall take effect immediately and remain in effect until the next such redetermination. If all conditions precedent to any Advance requested have been met, Fidelity will on the date requested make such Advance available to the applicable Company by wire transfer to the account designated in writing by such Company. In the event Fidelity does not receive an appropriately completed Borrowing Base Certificate, Fidelity shall have no obligation to redetermine any Borrowing Base or make any additional Advances hereunder.

      2.4 If the aggregate unpaid principal balance of the Advances to any Company exceeds such Company's Borrowing Base at any time, the Companies shall, upon receipt of notice thereof from Fidelity, immediately repay the principal of the Advances in an amount at least equal to such excess. Any principal repaid pursuant to this Section 2.4 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Transaction Documents.

      2.5 The aggregate unpaid principal balance of the Advances plus all accrued but unpaid interest thereon shall be payable by the Companies to Fidelity on demand, or if no demand is made, on the last day of the Term.

      2.6 Subject to the terms and conditions hereof, including, without limitation, Section 3, Fidelity agrees to make (a) a single advance (the "CEM Term Advance") to CEM in an amount up to 80% of the forced liquidation value of the Eligible Machinery and Equipment of CEM simultaneously with the first Advance hereunder, (b) a single advance to YMC (the "YMC Term Advance") in an amount up to 80% of the forced liquidation value of the Eligible Machinery and Equipment of YMC on or prior to March 31, 1999, and (c) a single advance to QMS (the "QMS Term Advance") in an amount up to 80% of the forced liquidation value of the Eligible Machinery and Equipment of QMS on or prior to March 31, 1999; provided, however, that the initial amount of all Term Advances shall not exceed the Term Limit in the aggregate. The Companies hereby agree to repay to Fidelity all Term Advances hereunder, together with interest thereon, in the manner provided herein. The principal owing hereunder in respect of the Term Advances at any given time shall equal the aggregate amount of Term Advances made hereunder minus all principal payments thereon received by Fidelity hereunder. Amounts repaid in respect of any Term Advance may not be reborrowed hereunder.

      2.7 Each request for a Term Advance must be in writing. Provided that all conditions precedent thereto have been satisfied, Fidelity will, on the date requested, make each Term Advance available to the applicable Company in immediately available funds by wire transfer to the account designated in writing by such Company.

      2.8 The aggregate principal balance of the Term Advances plus all accrued but unpaid interest thereon shall be due and payable by the Companies to Fidelity on demand, or if no demand is made, as follows:

            (a) The principal balance of the CEM Term Advance shall be repaid in monthly installments equal to the initial principal balance of the CEM Term Advance divided by 48, due and payable on the last day of each calendar month, commencing on the last day of the calendar month following the calendar month in which the CEM Term Advance is made and ending on November 30,2001, and a final payment of the remaining outstanding principal balance of the CEM Term Advance, due and payable on the third anniversary of the date hereof; provided, however, that the remaining unpaid principal balance of the CEM Term Advance and all accrued and unpaid interest thereon shall be due and payable on the earlier of
(i) the payment of the remaining unpaid principal balance of the Advances and
(ii) the last day of the Term.

            (b) The principal balance of the YMC Term Advance shall be repaid in equal monthly installments equal to the initial principal balance of the YMC Term Advance divided by 48, due and payable on the last day of each calendar month, commencing on the last day of the calendar month following the calendar month in which the YMC Term Advance is made and ending on November 30,2001, and a final payment of the remaining outstanding principal balance of the YMC Term Advance, due and payable on the third anniversary of the date hereof; provided, however, that the remaining unpaid principal balance of the YMC Term Advance and all accrued and unpaid interest thereon shall be due and payable on the earlier of (i) the payment of the remaining unpaid principal balance of the Advances and
(ii) the last day of the Term.

            (c) The principal balance of the QMS Term Advance shall be repaid in equal monthly installments equal to the initial principal balance of the QMS Term Advance divided by 48, due and payable on the last day of each calendar month, commencing on the last day of the calendar month following the calendar month in which the QMS Term Advance is made and ending on November 30, 2001, and a final payment of the remaining outstanding principal balance of the QMS Term Advance, due and payable on the third anniversary of the date hereof; provided, however, that the remaining unpaid principal balance of the QMS Term Advance and all accrued and unpaid interest thereon shall be due and payable on the earlier of (i) the payment of the remaining unpaid principal balance of the Advances and
(ii) the last day of the Term.

            (d) The Term Advances may not be prepaid in part prior to maturity, and may be prepaid in full only in accordance with the provisions of Section 2.9 or Section 11.4.

      2.9 The Eligible Machinery and Equipment of each Company shall, at all times, have an appraised forced liquidation value of not less than 125% of the outstanding principal balance of the Term Advance to such Company. Fidelity may, from time to time, have the Eligible Machinery and Equipment appraised by an appraiser selected by Fidelity, and the Companies shall pay the costs of any such appraisal. If any such appraisal indicates that the forced liquidation value of the Eligible Machinery and Equipment of any Company is less than 125% of the outstanding principal balance of the Term Advance to such Company, the Companies shall, at Fidelity's option, either (a) grant a security interest to Fidelity in additional collateral satisfactory to Fidelity having a force liquidation value, which together with the forced liquidation value of the Eligible Machinery and Equipment of such Company, equals or exceeds 125% of the outstanding principal balance of the Term Advance to such Company or (b) immediately pay down the outstanding principal balance of the Term Advance to such Company, plus all accrued interest on the amount prepaid, to an amount equal to 125% of the forced liquidation value of the Eligible Machinery and Equipment of such Company. Any prepayment hereunder shall be applied to installments due under Section 2.8 in the reverse order of due dates.

      2.10 The aggregate unpaid principal balance of all Advances and the Term Advances shall bear interest at the Contract Rite in effect from time to time. Except as provided in Section 2.5 or Section 2.8, all accrued but unpaid interest thereon shall be due and payable by the Companies to Fidelity on the last day of each calendar month.

      2.11 The Companies shall pay to Fidelity an annual facility fee in the amount of 0.667% of the sum of (a) the Facility Limit and (b) the Term Limit, payable on the date hereof and on each anniversary of the date hereof during the Term. The Companies hereby authorize Fidelity, at its sole discretion, to deduct any facility fee from any Advance or Term Advance hereunder.

      2.12 In the event that the income earned by Fidelity during any calendar month pursuant to Section 2.10 (excluding any income earned on any Term Advance) and by USA Funding pursuant to Section 2.6 of the Related Loan Agreement is less than $45,000, the Companies shall pay to Fidelity a minimum usage fee equal to the difference between the amount so earned by Fidelity and $45,000, regardless of Fidelity's prior compensation. The minimum usage fee for each calendar month shall be due and payable on the first day of the next calendar month, and shall be prorated for any partial calendar month during the Term.

      2.13 In addition to, and not in lieu of, any termination fee required by
Section 11.4, the Companies shall pay to Fidelity a liquidation fee (in this section called the "Liquidation Fee") in the amount of 5.00% of the face amount of each Eligible Account included in any Company's Borrowing Base that is outstanding at any time during the Liquidation Period (as defined below). The Liquidation Fee shall be payable on the earlier to occur of (i) the date on which Fidelity collects the applicable Eligible Account and (ii) the ninetieth day after the invoice date of the applicable Eligible Account. For purposes of this section, the term "Liquidation Period" means a period beginning on the earliest of (i) the date of commencement against or by any Company of any voluntary or involuntary case under the federal Bankruptcy Code, (ii) the date of any general assignment by any Company for the benefit of its creditors; (iii) the date of any appointment or taking possession by a receiver, liquidator, assignee, custodian or similar official of all or a substantial part of any Company's assets, or (iv) the date of the cessation of business of any Company (other than in connection with the sale of substantially all of the assets of such Company, provided that Fidelity consented in writing to such sale prior thereto), and ending on the date on which Fidelity has actually received all fees, costs, expenses and other amounts owing to it hereunder.

      2.14 Contemporaneously with the execution and delivery hereof, the Companies shall pay to Fidelity a fee of $20,000 plus out-of-pocket expenses to cover the charges of Fidelity's in-house counsel for the negotiation, preparation, execution and delivery of the Transaction Documents and the Century Documents. In addition, the Companies shall pay or reimburse Fidelity upon demand for (a) all other costs and expenses incurred by Fidelity in connection with its due diligence review of the Companies and the closing of the transactions contemplated hereby, and (b) all reasonable attorney's fees, court costs and other expenses incurred by Fidelity (whether or not litigation is commenced or judgment issued, and if litigation is commenced whether at trial or any appellate level) in connection with the enforcement by Fidelity of this Agreement or any other Transaction Document, the protection or enforcement of Fidelity's interest in the Collateral, the collection by Fidelity of the Collateral, or the representation of Fidelity in connection with any bankruptcy case or insolvency proceeding involving any Company, the Collateral, or any Account Debtor, including, without limitation, any representation involving relief from a stay motion, a cash collateral dispute, an assumption or rejection motion or a dispute concerning any proposed disclosure statement and plan proposed in any such proceeding. Fidelity acknowledges that it has received a "good faith" deposit of $40,000 from the Companies. Such deposit shall be applied to the obligations of the Companies hereunder.

      2.15 Fidelity shall be entitled to collect upon demand its normal and customary charges for the following routine services provided or obtained in the course of performing its functions with respect to the Collateral: appraisals, lock box charges, credit reports, wire transfers, overnight mail delivery and UCC, judgment, litigation and tax lien searches and filings.

      2.16 All interest, fees and other amounts due to Fidelity pursuant to this
Section 2 shall be payable on demand, and may, in Fidelity's sole discretion, be deducted from any Advance or paid from the Cash Collateral.

      2.17 In connection with the first Advance hereunder and provided that all conditions contained in Section 3 have been satisfied, Fidelity shall pay (or reimburse CEM for the payment of) $80,000 of the early termination fee payable by CEM to Congress Financial Corporation - New England in connection with the prepayment of CEM's credit facility with Congress Financial Corporation - New England.

      Section 3. Conditions Precedent to Advances.

      3.1 Fidelity shall not be obligated to make any Advance or Term Advance hereunder (including the first) until it shall have received the following documents, duly executed in form and substance satisfactory to Fidelity and its counsel:

      (a) lockbox agreements relating to the lockboxes at any Remittance Address and the related deposit accounts, duly executed by the financial institutions establishing and maintaining such lockboxes and deposit accounts;

      (b) certificates executed by the President and the Secretary of each Company and Century certifying (i) the names and signatures of the officers of such Company or Century, as the case maybe, authorized to execute Transaction Documents or Century Documents, as the case may be, (ii) the resolutions duly adopted by the Board of Directors of such Company or Century, as the case may be, authorizing the execution of the Transaction Documents or Century Documents, as the case may be, to it which it is a party, and (iii) correctness and completeness of the copy of the bylaws of such Company or Century, as the case may be, attached thereto;

      (c) a certificate executed by the President and the Chief Financial Officer/Treasurer of each Company certifying the satisfaction of the conditions set forth in Section 3.2;

      (d) certificates regarding the due formation, valid existence and good standing of each Company and Century in the state of its organization issued by the appropriate governmental authorities in such jurisdiction;

      (e) landlord agreements subordinating the security interests of the landlords for CEM's premises in Marlborough, Massachusetts, and YMC's and QMS's premises in Santa Clara, California, in the Collateral to the security interest therein of Fidelity granted herein;

      (f) a favorable opinion of counsel for the Companies and Century covering such matters as Fidelity may request in its sole discretion;

      (g) endorsements naming Fidelity as an additional insured or loss payee, as appropriate, on all liability insurance and all property insurance policies of the Companies;

      (h)   the Century Documents, duly executed by all parties thereto;

      (i) audited consolidated financial statements of Century for the two most recent fiscal years ending prior to the date hereof;

      (j) appraisals performed by appraisers satisfactory to Fidelity of the forced liquidation value of the Eligible Machinery and Equipment of each of CEM, YMC and QMS;

      (k) release agreements executed by Congress Financial Corporation - New England, The Sumitomo Bank of California and CitiBank Federal Savings Bank, releasing any lien or security interest that any of them may have in the Collateral;

      (l) an intercreditor agreement with USA Funding pursuant to which it subordinates its security interest in all Collateral other than Accounts owed by Northern Telecom or any Affiliate thereof; including, without limitation, Bay Networks and Lancity, to the security interest therein of Fidelity granted herein; and

      (m)   the Related Loan Agreement, duly executed by the Companies.

      3.2 Fidelity shall not be obligated to make any Advance or Term Advance hereunder (including the first), unless: (i) all representations and warranties made by each Company in the Transaction Document and by Century in the Century Documents are true on and as of the date of such Advance or Term Advance as if such representations and warranties had been made as of the date of such Advance or Term Advance, (ii) each Company and Century have performed and complied with all agreements and conditions required in the Transaction Documents and the Century Documents to be performed or complied with by them on or prior to the date of such Advance or Term Advance, (iii) no Event of Default or any event or circumstance that, with the passage of time, the giving of notice or both, would become an Event of Default shall have occurred, (iv) such Advance or Term Advance shall not be prohibited by any law or any regulation or any order of any court or governmental agency or authority, (v) none of any

Company or Century shall have repudiated or made any anticipatory breach of any of its obligations under any Transaction Document or Century Document, as the case may be, and (vi) Fidelity shall not have disapproved such Advance or Term Advance in whole or in part.

      Section 4. The Companies' Representations and Warranties. Each Company jointly and severally represents and warrants to Fidelity on the date hereof, and shall be deemed to represent and warrant to Fidelity on each date on which an Advance or Term Advance is made to any Company hereunder, that:

      4.1 Each Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to conduct its business as presently conducted. Each Company is duly qualified and authorized to do business as a foreign corporation and is in good standing in all states in which such qualification and good standing are necessary or desirable for the conduct by such Company of its business or the performance by such Company of its obligations hereunder. The execution, delivery and performance by each Company of this Agreement and the other Transaction Documents to which it is a party do not and will not constitute (a) a violation of any applicable law or such Company's articles or certificate of incorporation and bylaws, or (b) a material breach of any other document, agreement or instrument to which such Company is a party or by which such Company is bound. This Agreement and the other Transaction Documents to which any Company is a party have been duly authorized, executed and delivered by such Company, and are legal, valid and binding obligations of such Company enforceable against such Company in accordance with their terms. No consent of, approval by, registration or filing with or authorization from any governmental authority or agency is required in connection with the execution, delivery or performance by any Company of this Agreement or the other Transaction Documents to which it is a party.

      4.2 Except as described on Schedule 4.2 attached hereto and except for liens and security interests granted to USA Funding pursuant to the Related Loan Agreement, none of the Collateral is subject to any lien, encumbrance, security interest or other claim of any kind or nature, no Company has transferred, sold, pledged or given a security interest in any of its Accounts, Inventory, machinery or equipment to anyone other than Fidelity, and there are no financing statements on file in any public office governing any property of any Company of any kind, real or personal, in which such Company is named in or has signed as the debtor.

      4.3 Each Company is the sole owner and holder of, and has good and marketable title to, all Collateral purported to be owned by it. This Agreement creates a valid security interest in the Collateral in favor of Fidelity. Such security interest is a perfected, first-priority security interest in the Collateral other than Accounts owed by Northern Telecom or any Affiliate thereof and any Collateral covered by the financing statements described in Schedule 4.2 superior to the rights of any other Persons therein, and a perfected, second-priority security interest in the Collateral consisting of Accounts owed by Northern Telecom and any Collateral covered by the financing statements described in Schedule 4.2 superior to the rights of any other Persons therein other than USA Funding and the Persons whose benefit the financing statements described in Schedule 4.2 have been filed, as the case may be.

      4.4 The amount of each Eligible Account of each Company is due and owing to such Company and represents an accurate statement of a bona fide sale, delivery and acceptance of Inventory or performance of service by such Company to or for an Account Debtor. The terms for payment of the Eligible Accounts are 30 days from date of invoice and the payment of the Eligible Accounts is not contingent upon the fulfillment by any Company of any further performance of any nature whatsoever. There are no set-offs, allowances, discounts, deductions, counterclaims against the Eligible Accounts or any claims by Account Debtors, of any kind whatsoever, valid or invalid, that have been or may be asserted as a basis for refusing to pay an Eligible Account, in whole or in part, either at the time it is accepted by Fidelity for inclusion in any Borrowing Base or prior to the date it is to be paid. To the best of each Company's knowledge, each Account Debtor's business is solvent. The Companies have served or caused to be served any and all preliminary notices required by law to perfect or enforce any mechanic's lien or stop notice or bonded stop notice for the Eligible Accounts and the information contained in those notices is true and correct to the best of each Company's knowledge.

      4.5 The addresses set forth in the perfection certificates delivered by the Companies to Fidelity in connection herewith are, and for at least the last six months have been, the mailing addresses, the chief executive offices, the principal places of business, the offices where all of the books and records concerning the Eligible Accounts are maintained and the location of all Collateral of each Company. No Company transacts business, or has transacted business during the past five years, under any trade, fictitious or assumed name other than those set forth under such Company's signature hereon. During the past five years, no Company has not been a party to a merger or consolidation and has not acquired all or substantially all of the assets of any Person except as described on Schedule 4.5 attached hereto.

      4.6 The Companies have filed all tax reports and returns required to be filed by them and have paid all federal, state and local taxes and governmental charges imposed upon the Companies; provided, however, that YMC has a payment plan with the Internal Revenue Service for the payment of approximately $33,000 in past due federal withholding taxes.

      4.7 Each Company is in compliance with ERISA, and is not required to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA. Each Company has conducted its business in compliance with all applicable laws, including but not limited to, applicable Environmental Laws, and maintains and is in compliance with all licenses and permits required under any such laws to conduct its business and perform its obligations hereunder. No Company has any known material contingent liability under any Environmental Law.

      4.8 The application made by the Companies and Century to Fidelity in connection with this Agreement and the statements made therein and in any materials furnished in connection therewith are true and correct as of the date hereof. All financial statements furnished by the Companies and Century to Fidelity in connection with such application or hereunder have been prepared in accordance with GAAP and fairly present the financial condition and results of operations of the Companies and Century, as the case may be, as of the dates and for the periods indicated therein.

      4.9 There is no fact which any Company has not disclosed to Fidelity in writing which could materially adversely affect the properties, business or financial condition of any Company or Century or any of the Collateral, or which it is necessary to disclose in order to keep the foregoing representations and warranties from being misleading.

      Section 5. Covenants of the Companies. From the date hereof and until the payment and performance in full of all of the Obligations, each Company jointly and severally covenants with Fidelity that:

      5.1 Each Company shall preserve and maintain its corporate existence, good standing and authority to transact business in all jurisdictions where necessary for the proper conduct of its business, and shall maintain all of its properties, rights, privileges and franchises necessary or desirable in the normal conduct of its business.

      5.2 Each Company shall permit Fidelity and its representatives, including any appraisers, auditors and accountants selected by Fidelity, to inspect any of the Collateral at any time during normal business hours. In addition, Fidelity shall have the right, from time to time, to perform a field examination of each Company's books and records during normal business hours. The Companies shall pay all costs associated with any such audits at the rate of $700 per day per auditor plus reasonable out-of-pocket expenses; provided, however, that the Companies' obligation to pay for any such field audits shall be limited to four field audits per annum per Company so long as no Event of Default or event or circumstance that would, with the giving of notice, the passage of time or both, constitute an Event of Default, has occurred; otherwise, no limit shall apply.

      5.3 Each Company shall maintain its books and records in accordance with GAAP. Each Company shall furnish Fidelity, upon request, such information and statements as Fidelity shall request from time to time regarding such Company's business affairs, financial condition and results of its operations. Without limiting the generality of the foregoing, each Company shall provide Fidelity, on or prior to the last day of each month, unaudited financial statements with respect to the prior month and, within 90 days after the end of each of such Company's fiscal years, audited annual financial statements and such certificates relating to the foregoing as Fidelity may request including, without limitation, a monthly certificate from the president and chief financial officer of such Company certifying the accuracy of such financial statements and all Borrowing Base Certificates delivered to Fidelity during such month, stating whether any Events of Default have occurred and stating in detail the nature of any such Events of Default. Any such monthly officers' certificate shall be in the form attached hereto as Exhibit B. Each Company shall provide Fidelity a Borrowing Base Certificate, appropriately completed and with all attachments, at any time that Fidelity shall request and on or before the last day of any calendar week in which such Company does not request an Advance. In addition, each Company shall furnish to Fidelity upon request a current listing of all open and unpaid accounts payable and accounts receivable, names, addresses and contact persons for Account Debtors, and such other items of information that Fidelity may deem necessary or appropriate from time to time. The Companies immediately shall notify Fidelity in writing upon becoming aware of the existence of any condition or circumstance that constitutes an Event of Default or that would, with the giving of notice, the passage of time or both, constitute an Event of Default. Any such written notice shall be signed by the president and chief financial officer of each Company and shall specify the nature of such condition or circumstance, the period of the existence thereof and the action that the Companies propose to take with respect thereto.

      5.4 Each Company promptly shall notify Fidelity of any attachment or any other legal process levied against such Company and any action, suit, proceeding or other similar claim initiated against such Company.

      5.5 The Companies shall keep and maintain adequate insurance by insurers acceptable to Fidelity with respect to their business and all Collateral. Such insurance shall cover loss, damages and liability of amounts not less than reasonably requested by Fidelity and shall include, at a minimum, business interruption insurance, insurance for workers compensation, general premises liability, fire, casualty, theft and all risk. The Companies shall cause Fidelity to be an additional insured and loss payee under all policies of insurance covering any of the Collateral, to the extent of Fidelity's interest. The Companies shall deliver copies of each insurance policy to Fidelity upon request.

      5.6 The Companies shall file all tax reports and returns required to be filed by it in the manner and at the times required by applicable law, and shall pay all federal, state and local taxes and charges imposed upon the Companies when due.

      5.7 Each Company shall maintain a Tangible Net Worth of at least the applicable Tangible Net Worth Requirement. CEM shall maintain Working Capital of at least the Working Capital Requirement at all times, and CEM shall maintain a Debt Service Coverage Ratio of at least 1.20 to 1.00 at all times.

      5.8 Each Company shall comply with ERISA and shall not become required to contribute to any "multiemployee plan" as defined in Section 4001 of ERISA. Each Company shall conduct its business in compliance with all applicable laws, and shall maintain and comply with all licenses and permits required under any such laws to conduct its business and perform its obligations hereunder. Without limiting the generality of the foregoing, each Company shall comply with all Environmental Laws now or hereafter applicable to such Company and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations. Each Company promptly shall furnish to Fidelity all written notices of violation, complaints, penalty assessments, suits or other proceedings received by such Company with respect to any alleged violation of or non-compliance with any Environmental Laws.

      5.9 The Net Profit of each Company for each fiscal year of such Company shall equal or exceed the applicable Net Profit Requirement. No Company's Net Profit shall be negative for any three or more consecutive calendar months, with the first such month commencing in the case of CEM, with January 1999, and in the case of the other Companies, with July 1999.

      5.10 No Company shall grant, create or allow to exist any security interest, lien or other encumbrance on any of the Collateral other than (a) the lien and security interest granted to Fidelity herein and to USA Funding in the Related Loan Agreement, (b) the security interests, liens or other encumbrances described on Schedule 4.2 attached hereto and any liens and security interests granted to holders of Debt refinancing any Debt secured by such security interests, liens or other encumbrances to the extent permitted by Section 5.12(c), (c) purchase money liens or security interests granted at a time when no Event of Default or event or circumstance that would, with the giving of notice, the passage of time or both, constitute an Event of Default, has occurred, and (d) liens and security interests securing Debt permitted under
Section 5.12(d), and no Company shall execute any financing statement in favor of any Person other than Fidelity, USA Funding, the Persons described on
Schedule 4.2 attached hereto and any Person to whom a purchase money lien or security interest or other lien or security interest permitted above has been granted. No Company shall change its mailing address, chief executive office, principal place of business or place where such records are maintained, open any new place of business, close any existing place of business or change the location of any of the Collateral or transact business under any trade, fictitious or assumed name other than those set forth under such Company's signature hereon without providing at least 30 days' prior written notice thereof to Fidelity.

      5.11 No Company shall accept any returns or grant any allowance or credit (other than those returns, allowances and credits accepted or granted in the ordinary course of such Company's business) to any Account Debtor without notice to and the prior written approval of Fidelity. The Companies shall provide to Fidelity for each Account Debtor on Eligible Accounts a weekly report, in form and substance satisfactory to Fidelity, itemizing all such returns and allowances made during the previous week with respect to such Eligible Accounts.

      5.12 No Company shall incur, directly, or indirectly, any Debt for borrowed money or otherwise under any promissory note, bond, indenture or similar instrument, or in connection with the obligations of any Person (whether by guaranty, suretyship, purchase or repurchase agreement or agreement to make investments or otherwise), other than (a) Debt incurred in favor of Fidelity or USA Funding, (b) Debt secured by purchase money liens or security interests permitted by Section 5.10, (c) Debt incurred to refinance any other Debt then existing and permitted hereunder to the extent that such Debt does not exceed the amount of Debt refinanced and such Debt is secured only by the properties and assets that secured the Debt refinanced, (d) Debt subordinated to the Obligations pursuant to a written subordination agreement satisfactory to Fidelity between Fidelity and the Person to whom such Debt is owed, or (e) Debt incurred in the normal and ordinary course of such Company's business.

      5.13 The Companies shall not use any of the funds paid to the Companies hereunder directly or indirectly for personal, family, household or agricultural purposes.

      5.14 No Company shall directly or indirectly become liable in connection with the Debt of any Person, whether by guarantee, surety, endorsement (other than endorsement of negotiable instruments for collection in the ordinary course of business), agreement to purchase or repurchase, agreement to make investments, agreement to provide funds or maintain working capital, or any agreement to assure a creditor against loss, other than in favor of Fidelity or USA Funding.

      5.15 Except for the merger of QMS with and into YMC permitted by Section 5.20, no Company shall discontinue, or make any material change in, its business as currently established, or enter any new or different line of business not directly related to such Company's existing line of business.

      5.16 Except for the merger of QMS with and into YMC permitted by Section 5.20, no Company shall declare, pay or issue any dividends or other distributions in respect of its capital stock or distribute, reserve, secure, or otherwise make or commit distributions on account of its capital stock, or make any payment on account of the purchase, redemption or other acquisition or retirement of any shares of its capital stock.

      5.17 No Company shall make any loans or advances to or for the benefit of any officer, director, shareholder or Affiliate of such Company; provided, however, that each Company may make advances for routine expense allowances to its officers and directors in the ordinary course of business; and provided, further, however, that any Company may pay or reimburse Century for costs or expenses incurred by Century directly on behalf of Century and overhead costs or expenses incurred by Century and allocable to such Company in accordance with Century's past practices; and, provided, further, however, that so long as immediately prior thereto and after giving effect thereto, (a) no Event of Default or any event or circumstance that, with the giving of notice, the passage of time or both, would constitute an Event of Default, has occurred, and
(b) such Company is solvent, any Company may make loans or advances to another Company for any purpose and to Century solely for the purpose of repurchasing shares of Century's capital stock, provided that the amount of loans and advances outstanding at any one time from CEM to the other Companies and Century shall not in the aggregate exceed the difference obtained by subtracting $1,250,000 from CEM's Tangible Net Worth. No Company shall make any payment on any obligation owing to any officer, director, shareholder or Affiliate of such Company; provided, however, that any Company may pay any obligations owed to another Company as long as both prior, and after giving effect, to such payment,
(a) no Event of Default or event or circumstance that would, with the giving of notice, the passage of time or both, constitute an Event of Default, has occurred and (b) such Company is solvent; and, provided, further, however, that any Company may pay or reimburse Century for costs or expenses incurred by Century directly on behalf of such Company and overhead costs or expenses incurred by Century and reasonably allocated to such Company in accordance with Century's past practices.

      5.18 No Company shall purchase or otherwise acquire assets from any Person outside the ordinary course of business of such Company.

      5.19 No Company shall not invest in or otherwise purchase or acquire the securities of any Person.

      5.20 No Company shall or dispose of any of its assets other than the sale of Inventory in the ordinary course of business, and no Company shall dissolve or liquidate or become a party to any merger or consolidation with any Person; provided, however, that QMS may merge with and into YMC as long as (a) the Companies provide prior written notice of the merger to Fidelity, (b) YMC acknowledges and confirms its obligations hereunder, including those of QMS, in writing to Fidelity in connection with the consummation of such merger, and (c) both prior, and after giving effect, to such merger, no Event of Default or event or circumstance that would, with the giving of notice, the passage of time or both, constitute an Event of Default, has occurred.

      5.21 Each Company shall keep and maintain its furniture, fixtures machinery and equipment in good operating condition and repair (normal wear and tear excepted), and shall make all necessary repairs thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Each Company shall notify Fidelity immediately in writing of any material loss or damage to any item of its furniture, fixtures, machinery and equipment.

      5.22 If any Company now owns or hereafter acquires any vehicles, aircraft, watercraft or other machinery and equipment for which a certificate of title has been issued or applied for, such Company immediately shall deliver to Fidelity, properly endorsed, each certificate of title or application for title or other evidence of ownership for each such item of machinery and equipment. The Companies shall take all actions necessary to have Fidelity's security interest properly recorded on each such certificate of title and shall take all other actions necessary to perfect Fidelity's security interest in all such assets now or hereafter acquired by such Company.

      Section 6. Collateral. In order to secure the payment and performance of all Obligations, each Company hereby grants to Fidelity a security interest in and lien upon all of such Company's right, title and interest in and to (a) all Accounts, contract rights and general intangibles, receivables and claims whether now or hereafter arising, all guaranties and security therefor and all of such Company's right title and interest in the goods purchased and represented thereby, if any, including all of such Company's rights in and to returned goods and rights of stoppage in transit, replevin and reclamation as unpaid vendor; (b) all Inventory and all accessions thereto and products thereof and documents therefor, (c) all furniture, fixtures, equipment and machinery, including, without limitation, the furniture, fixtures, equipment and machinery described on Schedule 6 attached hereto, wherever located and whether now or hereafter existing, and all parts thereof, accessions thereto, and replacements therefor and all documents and general intangibles covering or relating thereto;
(d) all books and records pertaining to the foregoing, including but not limited to computer programs, data, certificates, records, circulation lists, subscriber lists, advertiser lists, supplier lists, customer lists, customer and supplier contracts, sales orders, and purchasing records; and (e) all proceeds of the foregoing (collectively, the "Collateral"). The Companies agree to comply with all appropriate laws in order and to take all actions necessary or desirable in Fidelity's judgment to perfect Fidelity's security interest in and to the Collateral, to execute any financing statement or additional documents as Fidelity may request and to deliver to Fidelity a list of all locations of its Inventory, equipment and machinery and landlord and or mortgagee lien waivers with respect to each site where Inventory, equipment or machinery is located and which is either leased by the Companies or has been mortgaged by the Companies, upon request by Fidelity.

      Section 7. Collection. Each invoice representing an Account shall state on its face that amounts payable thereunder are payable only at the Remittance Address. Fidelity shall have the right at any time, either before or after the occurrence of an Event of Default and without notice to any Company, to notify any or all Account Debtors on the Collateral of the assignment of the Collateral to Fidelity and to direct such Account Debtors to make payment of all amounts due or to become due to any Company directly to Fidelity, and to the extent permitted by law, to enforce collection of any Collateral and to adjust, settle or compromise the amount or payment thereof. So long as no Event of Default or event that, with the passage of time, the giving of notice or both, would become an Event of Default has occurred and is continuing, all collections of Collateral of any Company received by Fidelity shall be applied by

Fidelity to the payment of the outstanding Advances of such Company, whether or not then due, then to any interest due on any Advances or Term Advance to such Company and any other fees or charges due hereunder and allocable or attributable directly to such Company, then to such Company's Proportionate Share of all other Obligations then due and any remaining funds shall be delivered to such Company. Upon the occurrence of an Event of Default or an event that, with the passage of time, the giving of notice or both, would become an Event of Default, any such remaining funds may be applied to any of the Obligations of the Companies, whether or not then due, or held by Fidelity as cash collateral ("Cash Collateral") until all Obligations have been paid in full and Fidelity has no further obligation to advance funds to the Companies. All amounts and proceeds (including instruments and writings) received by any Company in respect of the Collateral shall be received in trust for the benefit of Fidelity hereunder, shall be segregated from other funds of such Company and shall be immediately paid over to Fidelity in the same form as received (with any necessary endorsement) to be applied in the same manner as payments received directly by Fidelity. Notwithstanding anything to the contrary contained herein, if Fidelity has received a request from USA Funding to deliver any amounts otherwise distributable to a Company under this Section 7 to USA Funding to be applied to Debt owed by the Companies to USA Funding, Fidelity hereby is authorized to, and shall deliver, such amounts directly to USA Funding.

      Section 8. Power of Attorney. Each Company grants to Fidelity an irrevocable power of attorney coupled with an interest authorizing and permitting Fidelity, at its option, with or without notice to such Company, to do any or all of the following: (a) endorse the name of such Company on any checks or other evidences of payment whatsoever that may come into the possession of Fidelity regarding Collateral, including checks received by Fidelity pursuant to Section 7 hereof; (b) receive, open and forward any mail addressed to such Company and received at the Remittance Address; (c) pay, settle, compromise, prosecute or defend any action, claim, conditional waiver and release, or proceeding relating to Collateral; (d) upon the occurrence of an Event of Default, notify, in the name of such Company, the U.S. Post Office to change the address for delivery of mail addressed to such Company to such address as Fidelity may designate (provided that Fidelity shall turn over to such Company all such mail not relating to Collateral); and (e) execute and file on behalf of such Company any financing statement, amendment thereto or continuation thereof (i) deemed necessary or appropriate by Fidelity to protect Fidelity's interest in and to the Collateral or (ii) required or permitted under any provision of this Agreement. The authority granted to Fidelity herein is irrevocable until this Agreement is terminated and all amounts due to Fidelity hereunder have been paid in full. Each Company acknowledges that Fidelity may verify or confirm the Eligible Accounts from time to time, by among other means, contacting the related Account Debtors, and each Company consents to such verification and confirmation.

      Section 9. Default. An event of default ("Event of Default") shall be deemed to have occurred hereunder, and Fidelity shall have no further obligation to make any further Advances or Term Advance and may immediately exercise its rights and remedies with respect to the Collateral under this Agreement, the UCC and applicable law, upon the happening of one or more of the following:

      (a) Any Company shall fail to pay on demand or otherwise as and when required or due any amount required to be paid or owed by such Company to Fidelity, whether hereunder or otherwise.

      (b) Any Company shall breach any covenant or agreement made herein or in any other Transaction Document (other than those covered by clause (a) above) and the same shall not be cured to Fidelity's satisfaction within thirty days after the earlier of (i) the date on which Company first obtains knowledge that such covenant or agreement has been breached or (ii) the date on which Fidelity notifies the Companies that such covenant or agreement has been breached.

      (c) Any warranty or representation made herein or in any other Transaction Document shall be untrue in any material respect when made or any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by any Company, or by any other Person on behalf of any Company, to Fidelity is not true and correct in all material respects when furnished.

      (d) There shall be commenced by or against any Company any voluntary or involuntary case under the federal Bankruptcy Code, or any Company shall make an assignment for the benefit of its creditors, or of a receiver or custodian shall be appointed for any Company for a substantial portion of its assets.

      (e) Any Company other than YMC shall become insolvent in that its debts are greater than the fair value of its assets, or any Company is generally not paying its debts as they become due.

      (f) Any involuntary lien, garnishment, attachment or the like in the amount of $100,000 or more shall be issued against or shall attach to the Collateral and the same is not released or bonded or insured to the satisfaction of Fidelity within ten days.

      (g) An event or circumstance shall have occurred which Fidelity believes has or may result in a material adverse change in any Company's financial condition, business or operations or the value of the Collateral.

      (h) Any Company shall have a federal or state tax lien filed against any of its properties, or shall fail to pay any federal or state tax when due, or shall fail to file any federal or state tax form or report as and when due; provided, however, that the failure of YMC to pay approximately $33,000 of past due federal withholding taxes shall not constitute an "Event of Default" unless YMC defaults under its payment plan with respect thereto with the Internal Revenue Service.

      (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000.

      (j) Any Company suffers the entry against it a final judgment for the payment of money in excess of $100,000, and either (i) such judgment is not paid in full within 45 days after the entry of such judgment or (ii) such judgement is not bonded or insured to the satisfaction of Fidelity.

      (k) Fidelity shall believe that the prospect for payment or performance of the Obligations has become impaired.

      (l) Any guarantor of the Obligations shall repudiate his, her or its obligations in respect of such guaranty.

      (m) Century shall cease to own, directly or indirectly, 100% of the outstanding capital stock of any Company.

      (n) An "event of default" beyond any applicable cure period shall have occurred under any Century Document or the Related Loan Agreement.

      (o) An "event of default" beyond any applicable cure period shall have occurred under any agreement, document or instrument evidencing any Debt exceeding $100,000 of any Company and such "event of default" is not waived by the holder of such Debt or otherwise cured by such Company, or any Debt exceeding $100,000 of any Company is accelerated or called for payment prior to the due date thereof.

Upon the occurrence of an Event of Default described in subsection (d) of this section, all of the Obligations owing by the Companies to Fidelity under any of the Transaction Documents shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Companies. During the continuation of any other Event of Default, Fidelity, at any time and from time to time, may declare any or all of the Obligations owing by the Companies to Fidelity under any of the Transaction Documents immediately due and payable, all without notice, demand, presentment, notice of demand or of dishonor and nonpayment, or any notice or declaration of any kind, all of which are hereby expressly waived by the Companies. After any such acceleration (whether automatic or due to declaration by Fidelity), any obligation of Fidelity to make any further Advances or Term Advances or loans of any kind under this Agreement or any other agreement with any Company shall terminate.

      The enumeration of Events of Default shall not impair the nature of the Obligations as demand obligations, at all times payable upon demand pursuant hereto.

      Section 10. Remedies and application of Proceeds.

      10.1 In addition to, and without limitation of, the foregoing provisions of this Agreement, if an Event of Default shall have occurred and be continuing, Fidelity may from time to time in its discretion, without limitation and without notice except as expressly herein: (a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the other Transaction Documents or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral); (b) require any Company to, and each Company hereby agrees that it will at its expense, assemble all or part of the Collateral as directed by Fidelity and make it available to Fidelity at a place to be designated by Fidelity that is reasonably convenient to both parties; (c) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure; (d) dispose of; at its office, on the premises or any Company or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings; (e) buy the Collateral, or any part thereof; at any public sale, or at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type that is the subject to widely distributed standard price quotations; (1) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and each Company hereby consents to any such appointment; and (g) at its discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that Fidelity is entitled to do so under the UCC or otherwise. Each Company agrees that, to the extent notice of sale shall be required by law, at least five days' notice to such Company of the time and place of any public sale of the Collateral or the time after which any private sale of the Collateral is to be made shall constitute reasonable notification. Fidelity shall not be obligated to make any sale of Collateral regardless of whether any notice of sale has been given. Fidelity may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

      10.2 If any Event of Default shall have occurred and be continuing, Fidelity may in its discretion apply any Cash Collateral, and any cash proceeds received by Fidelity in respect of any sale of; collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Fidelity may elect: (a) the repayment of all or any portion of the Obligations; (b) the repayment of reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by Fidelity in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Fidelity hereunder, or (iv) the failure of any Company to perform or observe any of the provisions hereof; (c) the payment or other satisfaction of any liens and other encumbrances upon any of the Collateral; (d) the reimbursement of Fidelity for the amount of any obligations of any Company paid or discharged by Fidelity, and of any expenses of Fidelity payable by any Company hereunder or under the other Transaction Documents; (e) by holding the same as Collateral; (I) the payment of any other amounts required by applicable law (including, without limitation, Part 5 of Article 9 of the UCC or any successor or similar applicable statutory provision); (g) after all Obligations have been satisfied in full, at the request of USA Funding, by delivery to USA Funding to be applied against Debt owed by the Companies to USA funding; and (h) by delivery to such Company or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

      Section 11. Miscellaneous.

      11.1 In the event that any Company commits any act or omission that prevents or unreasonably interferes with (a) Fidelity's exercise of the rights and privileges arising under the power of attorney granted in Section 8 of this Agreement or (b) Fidelity's perfection of or levy upon the security interest granted in the Collateral, including any seizure of any Collateral, such Company acknowledges that such conduct will cause immediate, severe, incalculable and irreparable harm and injury, and agrees that such conduct shall constitute sufficient grounds to entitle Fidelity to an injunction, writ of possession, or other applicable relief in equity, and to make such application for such relief in any court of competent jurisdiction, without any prior notice to such Company.

      11.2 All rights, remedies and powers granted to Fidelity in this Agreement, or in any other instrument or agreement given by any Company to Fidelity or otherwise available to Fidelity in equity or at law, are cumulative and may be exercised singularly or concurrently with such other rights as Fidelity may have. These rights may be exercised from time to time as to all or any part of the Collateral as Fidelity in its discretion may determine. No waiver by Fidelity of its rights and remedies shall be effective unless the waiver is in writing and signed by Fidelity. A waiver by

Fidelity of a right or remedy under this Agreement or any other Transaction Document on one occasion shall not be deemed to be a waiver of such right or remedy on any subsequent occasion. An Advance by Fidelity during the continuation of an Event of Default shall not obligate Fidelity to make any further Advances during the continuation of such Event of Default.

      11.3 Any notice or communication with respect to this Agreement or any other Transaction Document shall be given in writing, sent by (i) personal delivery, (ii) expedited delivery service with proof of delivery, (iii) United States mail, postage prepaid, registered or certified mail, or (iv) prepaid telegram, telex or telecopy, addressed to each party hereto at its address set forth below its signature hereon or to such other address or to the attention of such other Person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, telex or telecopy, upon receipt. The Companies hereby agree that Fidelity may publicize the transaction contemplated by this Agreement in newspapers, trade and similar publications including, without limitation, the publication of a "tombstone".

      11.4 The term of this Agreement shall be for three years from the date hereof (the original term and any extension thereof are herein called the "Term") and from year to year thereafter unless either party hereto gives notice to the other party hereto not more than 90 days or less than 60 days prior to the end of the Term; provided, however, that Fidelity may terminate this Agreement at any time effective immediately upon the occurrence of an Event of Default; and provided, further, however, that the Companies may terminate this Agreement upon the payment in full of the Obligations, including, without limitation, any early termination fee required below. The Companies acknowledge that termination of this Agreement at any time prior to the end of the Term would result in the loss by Fidelity of the benefits of this Agreement and that the damages incurred by Fidelity as a result of such termination would be difficult and impractical to ascertain. Therefore, in the event this Agreement is terminated prior to the end of the Term for any reason, the Companies shall pay to Fidelity an early termination fee in an amount equal to (i) 3.00% of the sum of the Facility Limit and the Term Limit if such termination occurs during the first year of the Term, (ii) 2.00% of the sum of the Facility Limit and the Term Limit if such termination occurs during the second year of the Term, or
(iii) 1.00% of the sum of the Facility Limit and the Term Limit if such termination occurs thereafter during the Term, in each case to the maximum extent permitted by applicable law. Any termination of this Agreement shall not affect Fidelity's security interest in the Collateral, and this Agreement shall continue to be effective, until all Obligations have been completed and satisfied in full. No Company shall be entitled to terminate this Agreement as to itself only, unless all Companies terminate this Agreement or Fidelity consents to such termination. The Companies may not terminate this Agreement unless they also simultaneously terminate the Related Loan Agreement in accordance with the terms thereof.

      11.5 Each and every provision, condition, covenant and representation contained in this Agreement is, and shall be construed, to be a separate and independent covenant and agreement. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby.

      11.6 The Companies jointly and severally agree to indemnify, hold harmless and defend all Indemnified Persons from and against any and all Indemnified Claims other than those arising out of the gross negligence or willful misconduct of the applicable Indemnified Person. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED CLAIMS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY INDEMNIFIED PERSON. Upon notification and demand, the Companies agree to provide defense of any Indemnified Claim and to pay all costs and expenses of counsel selected by any Indemnified Person in respect thereof. Any Indemnified Person against whom any Indemnified Claim may be asserted reserves the right to settle or compromise any such Indemnified Claim as such Indemnified Person may determine in its sole discretion, and the obligations of such Indemnified Person, if any, pursuant to any such settlement or compromise shall be deemed included within the Indemnified Claims. Except as specifically provided in this section, the Companies waive all notices from any Indemnified Person. The provisions of this Section 11.6 shall survive the termination of this Agreement.

      11.7 All grants, covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Companies may not delegate or assign any of their duties or obligations under this Agreement without the prior written consent of Fidelity. FIDELITY RESERVES THE RIGHT TO ASSIGN ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT IN WHOLE OR IN PART TO ANY PERSON OR ENTITY. Without limiting the generality of the foregoing, Fidelity may from time to time grant participations in all or any part of the Obligations to any Person on such terms and conditions as may be determined by Fidelity in its sole and absolute discretion, provided that the grant of such participation shall not relieve Fidelity of its obligations hereunder nor create any additional obligation of the Companies.

      11.8 Any action permitted or provided to be taken or omitted by Fidelity hereunder may be taken or omitted, as the case may be, by Fidelity in its sole and absolute discretion, and any consent or waiver required of Fidelity or determination to be made by Fidelity hereunder may be given, withheld or made, as the case may be, by Fidelity in its sole and absolute discretion.

      11.9 ALL OBLIGATIONS HEREUNDER ARE THE JOINT AND SEVERAL OBLIGATION OF ALL COMPANIES. ALL OBLIGATIONS AND INDEBTEDNESS NOW OR HEREAFTER OWING TO FIDELITY BY THE COMPANIES JOINTLY AND SEVERALLY OR BY ANY COMPANY INDIVIDUALLY SHALL BE SECURED BY ALL OF THE COLLATERAL, AND FIDELITY MAY HOLD AND APPLY AND REAPPLY ALL MONIES, PROPERTY AND OTHER COLLATERAL OF ANY COMPANY IN PAYMENT OF ANY INDEBTEDNESS, LIABILITIES OR OBLIGATIONS OF ANY OF THE COMPANIES UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. NO COMPANY SHALL HAVE, AND EACH COMPANY EXPRESSLY WAIVES, ANY, RIGHTS OF SUBROGATION, REIMBURSEMENT, INDEMNITY, EXONERATION, CONTRIBUTION OR ANY SIMILAR CLAIM OR AGAINST ANY OTHER COMPANY OR ANY OTHER PERSON DIRECTLY OR CONTINGENTLY LIABLE FOR THE OBLIGATIONS OR AGAINST OR WITH RESPECT TO ANY OTHER COMPANY'S PROPERTY (INCLUDING, WITHOUT LIMITATION, ALL OF SUCH COMPANY'S PROPERTY WHICH SERVES AS COLLATERAL FOR ITS OBLIGATIONS TO FIDELITY). IN ADDITION, EACH COMPANY WAIVES ANY RIGHT TO ENFORCE ANY REMEDY WHICH FIDELITY NOW HAS OR MAY HEREAFTER HAVE AGAINST ANY OTHER COMPANY. NOTWITHSTANDING THE FOREGOING OR ANY OTHER PROVISION OF THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT NO COMPANY SHALL BE LIABLE HEREUNDER FOR ANY PORTION OF THE OBLIGATIONS IN EXCESS OF SUCH COMPANY'S "MAXIMUM LIABILITY AMOUNT." AS USED HEREIN, THE TERM "MAXIMUM LIABILITY AMOUNT" SHALL MEAN, WITH RESPECT TO ANY COMPANY, THE LESSER OF (a) THE AMOUNT OF THE OBLIGATIONS OR (b) THE SUM OF (I) THE OUTSTANDING PRINCIPAL BALANCE OF THE ADVANCES TO SUCH COMPANY HEREUNDER, ACCRUED AND UNPAID INTEREST THEREON, ANY OTHER FEES AND CHARGES HEREUNDER ALLOCABLE OR ATTRIBUTABLE DIRECTLY TO SUCH COMPANY AND SUCH COMPANY'S PROPORTIONATE SHARE OF ANY OTHER FEES AND CHARGES HEREUNDER AND (ii) THE MAXIMUM ADDITIONAL AMOUNT THAT WOULD NOT RESULT IN SUCH COMPANY'S LIABILITY HEREUNDER CONSTITUTING A FRAUDULENT TRANSFER OR CONVEYANCE UNDER APPLICABLE STATE OR FEDERAL LAW AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

      11.10 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT ALL MATTERS OR ISSUES PERTAINING TO USURY OR THE MAXIMUM ALLOWABLE CHARGE UNDER LAW FOR THE USE, DETENTION OR FORBEARANCE OF MONEY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA. EACH COMPANY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT, ANY BORROWING HEREUNDER OR ANY OTHER RELATIONSHIP BETWEEN FIDELITY AND EACH COMPANY BY ANY MEANS ALLOWED UNDER STATE OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY

BORROWING HEREUNDER OR ANY OTHER RELATIONSHIP BETWEEN FIDELITY AND EACH COMPANY SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS HAVING JURISDICTION. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER.

      11.11 EACH OF EACH COMPANY AND FIDELITY HEREBY (A) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE To A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH; (B) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (I)) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH.

      11.12 THIS AGREEMENT AND THE DOCUMENTS DESCRIBED HEREIN AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION OR AMENDMENT OF OR SUPPLEMENT TO THIS AGREEMENT OR TO ANY SUCH DOCUMENTS SHALL BE VALID OR EFFECTIVE UNLESS THE SAME IS IN WRITING AND SIGNED BY THE PARTY AGAINST WHOM IT IS SOUGHT TO BE ENFORCED.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

      The undersigned have entered into this Agreement as of the date first written above.


FIDELITY FUNDING, INC., a Texas corporation

By: /s/ Michael D. Haddad
   ---------------------------------------
  Name: Michael D. Haddad
       -----------------------------------
  Title: President
        ----------------------------------

Mailing Address: 12770 Merit Drive, Suite 600
                 Dallas, Texas 75251

Street Address:  12770 Merit Drive, Suit 600
                 Dallas, Texas 75251


CENTURY ELECTRONICS MANUFACTURING
(NE), INC., a Massachusetts corporation

By: /s/ Ian McEwan
   ---------------------------------------
  Name: Ian McEwan
       -----------------------------------
  Title: President
        ----------------------------------

Mailing Address: 274 Cedar Hill Road
                 Marlborough, MA 01752

Street Address:  274 Cedar Hill Road
                 Marlborough, MA 01752

Other Places of Business:

None.

Trade, Fictitious and Assumed Names used:

Design Circuits, Inc.


Y.M.C. MANUFACTURING COMPANY,
a California corporation

By:
   ---------------------------------------
  Name:
       -----------------------------------
  Title:
        ----------------------------------

Mailing Address: 3240 Scott Boulevard
                 Santa Clara, CA 95054

Street Address:  3240 Scott Boulevard
                 Santa Clara, CA 95054

Trade, Fictitious and Assumed Names used:

None.

      The undersigned have entered into this Agreement as of the date first written above.


FIDELITY FUNDING, INC., a Texas corporation

By:
   ---------------------------------------
  Name:
       -----------------------------------
  Title:
        ----------------------------------

Mailing Address: 12770 Merit Drive, Suite 600
                 Dallas, Texas 75251

Street Address:  12770 Merit Drive, Suit 600
                 Dallas, Texas 75251


CENTURY ELECTRONICS MANUFACTURING
(NE), INC., a Massachusetts corporation

By:
   ---------------------------------------
  Name:
       -----------------------------------
  Title:
        ----------------------------------

Mailing Address: 274 Cedar Hill Road
                 Marlborough, MA 01752

Street Address:  274 Cedar Hill Road
                 Marlborough, MA 01752

Other Places of Business:

None.

Trade, Fictitious and Assumed Names used:

Design Circuits, Inc.


Y.M.C. MANUFACTURING COMPANY,
a California corporation

By: /s/ Walter Conroy
   ---------------------------------------
  Name: Walter Conroy
       -----------------------------------
  Title: President, West Coast Operations
        ----------------------------------

Mailing Address: 3240 Scott Boulevard
                 Santa Clara, CA 95054

Street Address:  3240 Scott Boulevard
                 Santa Clan, CA 95054

Trade, Fictitious and Assumed Names used:

None.

QUALITY MANUFACTURING SERVICES,
INC., a California corporation

By: /s/ Walter Conroy
   ---------------------------------------
  Name: Walter Conroy
       -----------------------------------
  Title: President, West Coast Operations
        ----------------------------------

Mailing Address: 3240 Scott Boulevard
                 Santa Clara, CA 95054

Street Address:  3240 Scott Boulevard
                 Santa Clara, CA 95054

Trade, Fictitious and Assumed Names used:

None.

                                    EXHIBIT A
                       FORM OF BORROWING BASE CERTIFICATE
                                 [COMPANY NAME]

                                                                 Date:__________
                                                            Report #:___________

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                    A                B                  C
-----------------------------------------------------------------------------------------------------------------------------------
                    COLLATERAL                                                   FIDELITY         FIDELITY          USA FUNDING
                                                                                 ACCOUNTS        INVENTORY           ACCOUNTS
                                                                                RECEIVABLE                          RECEIVABLE
-----------------------------------------------------------------------------------------------------------------------------------
1. Gross Collateral as of last report
   # __________ Dated: ______________
   (line 6 from prior report)
-----------------------------------------------------------------------------------------------------------------------------------
2. ADD sales and inventory additions per
   attached
-----------------------------------------------------------------------------------------------------------------------------------
3. ADD debit memos, other adjustments
   per attached
-----------------------------------------------------------------------------------------------------------------------------------
4. LESS cash collections and inventory
   reductions (received by Fidelity
   since prior report)
-----------------------------------------------------------------------------------------------------------------------------------
5. LESS discounts, CMs, other
   adjustments per attached
-----------------------------------------------------------------------------------------------------------------------------------
6. GROSS COLLATERAL PER THIS REPORT
-----------------------------------------------------------------------------------------------------------------------------------
7. Ineligible A/R (Fidelity)           Ineligible Inventory/(Fidelity)          Ineligible A/R (USA Funding)
-----------------------------------------------------------------------------------------------------------------------------------
a. Past due (over 90              a. Obsolete                               a. Past due (over 90
   days from                                                                   days from
   invoice)                                                                    invoice)
                      --------                         -----------------                                        -------------------
b. Credit over 30                 b. Slow moving                            b. Credit over 30
   days from                                                                   days from
   invoice)                                                                    invoice)
                      --------                         -----------------                                        -------------------
c. Cross Aging 50%                c. Packaging                              c. Cross Aging 50%
                      --------                         -----------------                                        -------------------
d. COD Sales                      d. >60 days old                           d. COD Sales
                      --------                         -----------------                                        -------------------
e. Foreign                        e. Consigned/Leased                       e. Foreign
                      --------                         -----------------                                        -------------------
f. Interco., Contra               f. Other                                  f. Interco., Contra
   Accounts                                                                    Accounts
                      --------                         -----------------                                        -------------------
g. Unreconciled A/R                                                         g. Unreconciled A/R
   Overage                                                                     Overage
                      --------                         -----------------                                        -------------------
h. Nortel and                                                               h. Non-Nortel and
   Affiliates                                                                  Affiliates
                      --------                         -----------------                                        -------------------
i. Other                                                                    i  Other
-----------------------------------------------------------------------------------------------------------------------------------
8. TOTAL INELIGIBLE PER THIS REPORT
   (sum of 7a through h)
-----------------------------------------------------------------------------------------------------------------------------------
9. NET ELIGIBLE COLLATERAL (line 6 minus 8)
-----------------------------------------------------------------------------------------------------------------------------------
10. Advance Rate                                                                    80%             50%                80%
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
11. Collateral Availability: Sum of (a) A/R
    Availability and, if applicable, (b) lesser of
    (i) Inventory Availability or (ii) $3,000,000
    less Inventory in any other Company's
    Borrowing Base = $_________
--------------------------------------------------------------------------------
12. Borrowing Base: ________ lesser of Collateral
    Availability or Facility Limit ($10,000,000)
    less Advances to other Companies and Advances
    to Company under the Related Loan Agreement
--------------------------------------------------------------------------------
13. LESS Special Reserve
--------------------------------------------------------------------------------
14. NET AVAILABILITY BEFORE LOAN BALANCE
    (line 12 minus 13)
--------------------------------------------------------------------------------
                   LOAN
--------------------------------------------------------------------------------
15. Loan balance per last report (line 22 from
    prior report)
--------------------------------------------------------------------------------
16. LESS payments from collections (same as line 4)
--------------------------------------------------------------------------------
17. BALANCE per Fidelity report prior to new
    activity
--------------------------------------------------------------------------------
18. LESS additional payments (other than
    collections)
--------------------------------------------------------------------------------
19. ADD loan adjustments: specify _________
    (Interest, Fees, NSF, etc.)
--------------------------------------------------------------------------------
20. ADD Line Maintenance Fee 0% of line 2
--------------------------------------------------------------------------------
21. ADD Advance requested per this report
--------------------------------------------------------------------------------
22. NEW LOAN BALANCE (not to exceed line 14)
--------------------------------------------------------------------------------
23. EXCESS AVAILABILITY (line 14 minus 22)
--------------------------------------------------------------------------------

      The undersigned hereby certifies to Fidelity Funding, Inc. ("Fidelity") and USA Funding, Inc. ("USA Funding") that:

      1. He is the duly elected, qualified, and acting __________ of __________ (the "Company"), is familiar with the facts herein certified and is duly authorized to certify such facts and make and deliver this Borrowing Base Certificate for and on behalf of the Company, pursuant to that certain Loan and Security Agreement (as from time to time supplemented or amended, the "Fidelity Agreement"), dated as of December 22, 1998, among Century Electronics Manufacturing (NE), Inc., Y.M.C. Manufacturing Company and Quality Manufacturing Services, Inc. and Fidelity, and that certain Loan Agreement (as from time to time supplemented or amended, the "USA Funding Agreement"), dated as of December 22, 1998, among Century Electronics Manufacturing (NE), Inc., Y.M.C. Manufacturing Company and Quality Manufacturing Services, Inc. and USA Funding.

      2. All representations and warranties made by the Company in the Fidelity Agreement, the USA Funding Agreement or any other instrument, document, certificate or other agreement executed in connection therewith (collectively, the "Transaction Documents") delivered on or before the date hereof are true on and as of the date hereof as if such representations and warranties had been made as of the date hereof.

      3. No Event of Default or any event that, with the giving of notice, the passage of time or both, would constitute an Event of Default has occurred and is existing.

      4. The Company has performed and complied with all agreements and conditions required in the Transaction Documents to be performed or complied with by it on or prior to the funding of the Advances requested hereby.

      5. After Fidelity makes the Advances requested hereby, the aggregate amount of all outstanding Advances will not exceed Facility Limit and the aggregate amount of all outstanding Advances to the Company will not exceed the Company's Borrowing Base under either the Fidelity Agreement or the USA Funding Agreement.

      6. All information contained in this Borrowing Base Certificate is true, correct and complete.

      Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

      IN WITNESS WHEREOF, this instrument is executed by the undersigned as of___________, ________.


                                        COMPANY NAME:

                                        ----------------------------------------


                                        By:
                                           -------------------------------------
                                           Name
                                               ---------------------------------
                                           Title:
                                                 -------------------------------

                                  SCHEDULE 4.2

      YMC:

      The following financing statements have been filed against YMC as debtor:

      Filing office                      File Date   File Number  Secured Party
      -------------                      ---------   -----------  -------------

      California Secretary of State      12/17/93    93253832     GECC

      California Secretary of State      02/02/94    94018149     Copelco

      California Secretary of State      06/12/95    9516560174   GECC

      California Secretary of State      10/09/96    9628460927   GECC

      California Secretary of State      12/02/96    9633960367   GECC

      YMC is a defendant in a lawsuit filed by GECC related to breached equipment leases (Action No. CV 773329 filed in the Superior Court of Santa Clara county, California).

      OMS:
      ----

      California Secretary of State      05/18/94    94099493     Copelco

      California Secretary of State      03/17/95    9507961133   Orix

      California Secretary of State      08/04/95    9522060032   AT&T

      California Secretary of State      01/23/96    9602460849   Bank of West

      California Secretary of State      03/25/96    9608561387   CIT

      California Secretary of State      09/12/96    9626060737   Colonial

      California Secretary of State      07(30/97    9721860048   Colonial

      California Secretary of State      07/27/98    9820860816   CIT

      CEM:
      ----

      California Secretary of State      07/27/98    9820860816   CIT

      Massachusetts Secretary of State   07/01/97    480057       Continental Resources

      Massachusetts Secretary of State   04/10/98    542119       Copelco

      Massachusetts Secretary of State   04/13/98    542677       AT&T Leasing

CEM Continued:
--------------

Marlborough Town Clerk                10/14/97     38094      NEC

Marlborough Town Clerk                04/17/98     38495      Copelco

Massachusetts Secretary of State      05/02/94     232379     Avnet

Massachusetts Secretary of State      10/20/94     268466     TAL Financial

Massachusetts Secretary of State      11/17/94     274390     TAL Financial

Massachusetts Secretary of State      12/13/94     279757     Charter Financial

Massachusetts Secretary of State      08/22/95     333568     Textron

Massachusetts Secretary of State      07/17/96     404008     AT&T Leasing

Massachusetts Secretary of State      10/14/97     503506     NEC

Massachusetts Secretary of State      11/12/93     197470     Textron

                                  SCHEDULE 4.5

QMS used to be located at 1712 Ringwood Avenue, San Jose, California 95135.

                                   SCHEDULE 6

--------------------------------------------------------------------------------
12/31/97
--------------------------------------------------------------------------------
CLIENT C1114
--------------------------------------------------------------------------------

                                          DATE            DATE
NO.      DESCRIPTION                    ACQUIRED          SOLD
---      -----------                    --------          ----

FORM 1120
---------

   AUTOMOBILES / TRANSPORTATION EQUIPMENT
   --------------------------------------

51 AUTO                                  1/27/94
79 AUTO-GMC VENDURA VAN                 12/17/96

   FURNITURE AND FIXTURES
   ----------------------

 7 TABLES & SHELVES                      5/01/91
24 FIXTURES                              5/18/92
38 FENCE                                10/31/91
61 STORAGE/SHELVES/DIVIDERS              3/15/96
62 SHELVES                               5/30/96
63 STEWART OFFICE FURNITURE              9/19/96

   MACHINERY AND EQUIPMENT
   -----------------------

1  EQUIPMENT                             1/01/90
2  CANNON COPIER                         5/11/90
3  DIP LEAD CUTTIE                       3/21/90
4  CANNON COPIER                         9/10/90
5  N/C SATER STAT                        2/11/91
6  ANSWERING MACHINE                     3/15/91
8  SMT SYSTEMS                           6/18/91
9  MONITOR                               7/09/91

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
12/31/97
--------------------------------------------------------------------------------
CLIENT C1114
--------------------------------------------------------------------------------

                                          DATE            DATE
NO.      DESCRIPTION                    ACQUIRED          SOLD
---      -----------                    --------          ----

FORM 1120 (CONT)
----------------

   MACHINERY AND EQUIPMENT (CONT)
   ------------------------------

10 EMZ 745                               7/23/91
11 FEEDER & WIRE                         8/01/91
12 FURNITURE & WIRE                     11/01/91
13 RVIDV & REVIE                        12/03/91
14 COMPRESSOR                            7/09/91
15 CUTTER/FORMING                       10/25/91
16 COMPRESSOR                            6/03/92
17 COLLECTOR                             5/01/92
18 LEAD CUT MACHINE                     11/01/92
19 COMPUTER                              7/01/92
20 SOLDER                                2/22/92
21 EQUIPMENT                             3/31/92
22 TOOLS                                 7/22/92
23 EQUIP QUAD SYS                        1/07/92
25 DISCS & LAMP                         11/07/91
26 SCR PRINTER                           6/04/93
27 R & C MACHINE                        10/21/93
28 R & C REFLOW OVEN                    11/16/93
29 FUJI EQUIPMENT                       12/01/93
30 TEXTRON EQUIPMENT                    12/01/93
31 COMPUTER                              4/06/94
32 COMPUTER                              4/08/94
33 COMPUTER                             11/08/94
34 COMPUTER                             12/05/94
35 COMPUTER                             12/29/94
36 COMPUTER                             12/29/94
37 FURNITURE                             5/19/94
39 EQUIPMENT                             2/01/94

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
12/31/97
--------------------------------------------------------------------------------
CLIENT C1114
--------------------------------------------------------------------------------

                                          DATE            DATE
NO.      DESCRIPTION                    ACQUIRED          SOLD
---      -----------                    --------          ----

FORM 1120 (CONT)
----------------

   MACHINERY AND EQUIPMENT (CONT)
   ------------------------------

40 TELEPHONE                             6/21/94
41 EQUIPMENT                             6/30/94
42 MACHINE                               8/10/94
43 EQUIPMENT                             9/29/94
44 EQUIPMENT                            10/17/94
45 EQUIPMENT                            11/08/94
46 MACHINE                              11/28/94
47 MACHINE                              12/15/94
48 EQUIPMENT                            12/27/94
49 EQUIPMENT                            12/27/94
50 MACHINE                               9/12/94
52 MACHINE                              11/08/94
53 EQUIPMENT                             1/01/90
54 FIX MACHINE                           3/06/95
55 CP VI & WAVE SO                       6/05/95
56 MACHINERY                             6/28/95
57 WATER CLEANER                         7/10/95
58 DISPENSER                             81/1/95
59 TRX I-MISER                           8/11/95
60 FEEDER                                9/11/95
64 CNC COMM. -PHONE INSTALL             10/28/96
65 CNC COMM. - PHONE                    11/04/96
66 EQUIP CONCEPTRONICS                   2/21/96
67 SCREEN PRINTER                        3/07/96
68 TEST EQUIPMENT                        3/13/96
69 EQUIPMENT                             3/31/96
70 REFLOW OVEN                           4/18/96
71 EQUIPMENT                             5/08/96

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
12/31/97
--------------------------------------------------------------------------------
CLIENT C1114
--------------------------------------------------------------------------------

                                          DATE            DATE
NO.      DESCRIPTION                    ACQUIRED          SOLD
---      -----------                    --------          ----

FORM 1120 (CONT)
----------------

   MACHINERY AND EQUIPMENT (CONT)
   ------------------------------

72 EQUIPMENT - CONVEYOR TECH             8/07/96
73 NTI/AUTOPRINT STENCIL PEN             8/15/96
74 TOSHIBA COPIER                        9/23/96
75 CDC4100/CONVEYOR                     10/03/96
76 TAPE CUT MACHINE                     10/30/96
77 TAPE CUT MACHINE                     10/30/96
78 CHIP PACER/FEEDER                    10/31/96
83 COMPUTER                              1/13/97
84 COMPUTER NETWORKING                   1/31/97

   IMPROVEMENTS
   ------------

80 LNI-NEW BLDG DEMOLITION               6/22/96
81 LNI-ELECTRICAL                        8/23/96
82 LNI-ARCHITECH DRAWING                 9/04/96

   GRAND TOTAL DEPRECIATION

--------------------------------------------------------------------------------

                                   SCHEDULE 2

                      Legal Description of Leased Premises

      All that certain real property situated in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

      All of Parcel 1 as shown on that certain Parcel Map filed for record in the Office of the Recorder of Santa Clara County on May 22,1980 in Book 463 of Maps, Page 42.

                        Record Owners of Leased Premises

Michael Roosevelt, Trustee for the Eva Bensen
Buck Charitable Trust A, under Trust Agreement dated June 25, 1980, as amended

Michael Roosevelt, Trustee for the Eva Bensen
Buck Charitable Trust B, under Trust Agreement dated June 25,1980, as amended

Michael Roosevelt, Trustee for the Charitable
Lead Trust, under Trust Agreement dated
March 17,1987, as amended

Laurence E. Lange, Co-Trustee for the Buck
Trust for the benefit of Paul Buck under Irrevocable Trust Agreement dated March 17,
1987, as amended

Dwight L. Barker, Co-Trustee for the Buck
Trust for the benefit of Paul Buck under Irrevocable Trust Agreement dated March 17,
1987, as amended

PACE PARTNERS,
a California limited partnership

THE BIANCHI JOINT VENTURE,
a California General Partnership

ONE SOUTH PARK INVESTORS,
a California General Partnership

FKLM PROPERTIES,
a California General Partnership

                              Supporting Schedules                          1997
Company: Quality Manufacturing Services, Inc.        EIN: 77-041173
********************************************************************************

Form 4562 Asset Listing, Electronics
--------------------------------------------
-----Asset----------   Acq.     Pct.   I
# Description      T   Date     Used   C
--------------------------------------------
 1 FURNITURE &     N   070190   100%   N
 2 MACHINERY/EQ    N   070192   100%   N
 3 MACHINERY/EQ    N   010193   100%   N
 4 FURNITURE &     N   070193   100%   N
 5 MACHINERY/EQ    N   100193   100%   N
 6 REFRIGERATOR    N   013194   100%   N
 7 MICROWAVE       N   013194   100%   N
 8 AQ PLASTIC T    N   013194   100%   N
 9 REP MACHINE     N   013194   100%   N
10 TEST KIT S M    N   013194   100%   N
11 FURNITURE       N   073194   100%   N
12 QUAD SYSTEM     N   073194   100%   N
13 QU PLASTIC T    N   073194   100%   N
14 CAMERA LENS     N   073194   100%   N
15 (2) 486DX CO    N   073194   100%   N
16 (2) COMPUTER    N   073194   100%   N
17 QUAD IVC (LE    N   090194   100%   N
18 SHELVES         N   093094   100%   N
19 QA PLASTIC      N   093094   100%   N
20 DE HAART PRI    N   093094   100%   N
21 CAMERA LENS     N   093094   100%   N
22 QUAD SYSTEMS    N   031095   100%   N
23 QUAD IIC (LE    N   031095   100%   N
24 SHELVES/ACTI    N   031495   100%   N
25 QUAD SYSTEMS    N   052095   100%   N
26 T E BOUTON      N   060895   100%   N
27 QUAD SYSTEMS    N   060995   100%   N
28 LEASEHELD IM    N   071595   100%   N
29 MANUAL SCREE    N   081495   100%   N
30 L/H - COSTEL    N   083195   100%   N
31 L/H AP I DES    N   083195   100%   N
32 SHELVES/ACTI    N   090195   100%   N
33 FGR-RIB TIT     N   090595   100%   N
34 WATER FILTER    N   091195   100%   N
35 BENCH/C & H     N   092095   100%   N
36 QUAD SYSTEMS    N   120495   100%   N
37 HEPOCO          N   123195   100%   N
38 HI-TECH         N   123195   100%   N
39 FURNITURE/MS    N   010696   100%   N
40 TONICS WATER    N   012496   100%   N
41 CLEANER/AMTS    N   030196   100%   N
42 FEEDER/REEL     N   030696   100%   N
43 QUAD QSP-W D    N   031396   100%   N
44 20 X 20 QUIC    N   032096   100%   N
45 WAVE SOLDER     N   080296   100%   N
46 AIR POWERED     N   080596   100%   N
47 WAVE SOLDER     N   080696   100%   N
48 AMISTAR AXIA    N   090996   100%   N
49 TESTER FOR T    N   101496   100%   N
50 TWO COMPUTER    N   123196   100%   N

                              Supporting Schedules                          1997
Company: Quality Manufacturing Services, Inc.        EIN: 77-041173
********************************************************************************

Form 4562 Asset Listing. Electronics
--------------------------------------------
-----Asset----------   Acq.     Pct.   I
# Description      T   Date     Used   C
--------------------------------------------
51 CHEVY VAN       N   021397   100%   N
52 MESH POLYPRO    N   033197   100%   N
53 WORK-HOLDER-    N   040997   100%   N
54 2 TECHMEDIA     N   060597   100%   N
55 QUAD IIC ASS    N   071097   100%   N
                                     -------
Prior Year Totals
Current Year Totals
                                     =======

                              Supporting Schedules                          1997
Company: Quality Manufacturing Services, Inc.        EIN: 77-041173
********************************************************************************

Form 4562 Schedules, Electronics
Alternative Minimum Tax/Tax Preferences
Depr. of property placed in service after 1986
--------------------------------------------------------------------------------
                       Acq.
# Description          Date
--------------------------------
 1 MACHINERY/EQ        010193
 2 FURNITURE &         070193
 3 MACHINERY/EQ        100193
 4 QUAD IVC (LE        090194
 5 QUAD SYSTEMS        031095
 6 QUAD IIC (LE        031095
 7 SHELVES/ACTI        031495
 8 QUAD SYSTEMS        052095
 9 T E BOUTON          060895
10 QUAD SYSTEMS        060995
11 LEASEHOLD IM        071595
12 MANUAL SCREE        081495
13 L/H - COSTEL        083195
14 L/H AP I DES        083195
15 SHELVES/ACTI        090195
16 FGR-RIB TIT         090595
17 WATER FILTER        091195
18 BENCH/C & H         092095
19 QUAD SYSTEMS        120495
20 HEPOCO              123195
23 IONICS WATER        012496
24 CLEANER/AMTS        030196
25 FEEDER/REEL         030696
26 QUAD QSP-W D        031396
27 20 1 20 QUIC        032096
28 WAVE SOLDER         080296
29 AIR POWERED         080596
30 WAVE SOLDER         080696
31 AMISTAR AXIA        090996
32 TESTER FOR T        101496
33 TWO COMPUTER        123196
34 CHEVY VAN 19        021397
35 MESH POLYPRO        033197
36 WORK-HOLDER-        040997
37 2 TECHMEDIA         060597
38 QUAD IIC ASS        071097

   Prior Year Totals
   Current: Year Totals

                              Supporting Schedules                          1997
Company: Quality Manufacturing Services, Inc.        EIN: 77-041173
********************************************************************************

Form 4562 Schedules. Electronics
State Depreciation
--------------------------------------------------------------------------------
     Asset             Acq.
# Description          Date
--------------------------------
 1 FURNITURE &         070190
 2 MACHINERY/EQ        070192
 3 MACHINERY/EQ        010193
 4 FURNITURE &         070193
 5 MACHINERY/EQ        100193
 6 REFRIGERATOR        013194
 7 MICROWAVE           013194
 8 AQ PLASTIC T        013194
 9 REP MACHINE         013194
10 TEST KIT S M        013194
11 FURNITURE           073194
12 QUAD SYSTEM         073194
13 QU PLASTIC T        073194
14 CAMERA LENS         073194
15 (2) 486DX CO        073194
16 (2) COMPUTER        073194
17 QUAD IVC (LE        090194
18 SHELVES             093094
19 QA PLASTIC          093094
20 DE HAART PRI        093094
22 CAMERA LENS         093094
22 QUAD SYSTEMS        031095
23 QUAD IIC (LE        031095
24 SHELVES/ACTI        031495
25 QUAD SYSTEMS        052095
26 T B BOUTON          060895
27 QUAD SYSTEMS        060995
28 LEASEHOLD IM        071595
29 MANUAL SCREE        081495
30 L/H - COSTEL        083195
31 L/H AP I DES        083195
32 SHELVES/ACTI        090195
33 FGR-RIB TIT         090595
34 WATER FILTER        091195
35 BENCH/C & H         092095
36 QUAD SYSTEMS        120495
37 HEPOCO              123195
38 HI-TECH             123195
39 FURNITURE/MS        010696
40 IONICS WATER        012496
41 CLEANER/AMTS        030196
42 FEEDER/REEL         030696
43 QUAD QSP-W D        031396
44 20 X 20 QUIC        032096
45 WAVE SOLDER         080296
46 AIR POWERED         080596

                              Supporting Schedules                          1997
Company: Quality Manufacturing Services, Inc.        EIN: 77-041173
********************************************************************************

Form 4562 Schedules. Electronics
State Depreciation
--------------------------------------------------------------------------------
     Asset             Acq.
# Description          Date
--------------------------------
47 WAVE SOLDER         080696
48 AMISTAR AXIA        090996
49 TESTER FOR T        101496
50 TWO COMPUTER        123196
51 CHEVY VAN 19        021397
52 MESH POLYPRO        033197
53 WORK-HOLDER-        040997
54 2 TECHMEDIA         060597
55 QUAD IIC ASS        071097

   Prior Year Totals
   Current Year Totals

                Re: CENTURY ELECTRONICS MANUFACTURING - AV    Date:

           QUANTITY         DESCRIPTION
--------------------------------------------------------------------------------

     1          LOT         Tables, Hand & Power Tools, Vise, Parts          $
                            Cabinets, Stack Chairs

     2            1         Multiton MXL2760 Hydraulic Pallet Jack, 30001

     3          LOT         Delta Double End Grinder, Drill Press,
                            Router, Bench, Electric Tools, Power Drill,
                            Skil Saw, Screw Gun

     4            1         BMA TM-SC Environmental Test chamber, -100
                            Deg. F - 400 Deg. F, s/n 318

     5          LOT         Approx. 74' of 27" Roller Conveyor

     6          LOT         2 Desks, Pile, Bookcase, Chair

     7          LOT         Desk, Table, Bookcase, Chair

     8          LOT         Desk, Table, File, Bookcase, Chairs

     9          LOT         2 Desks, Portable Cart, Table

    10          LOT         Pallet Rack & 6 Sections of Shelving, Table,
                            Stairway, Wire Chrome Rack

    11            1         Gardner Denver Electra-Screw Model EBBSDB,
                            15 Horsepower s/n U76540, w/Integrated
                            Dryer, Vertical Tank & Water Separator

    12            8         Quad 44mm Feeders

    13            1         West Kleen Formula 3M Plus Water Di System,
                            s/n 3M Plus/793/4CD3350, Aqueous Cleaning/
                            Filters System, 20" w/Vacuum Blower,
                            Prewash, Wash, Air Knives, Dryer, H20 180
                            Gal. Plastic Holding Tank v/Pump & Filtration

    14            3         Vision Eng. Mantis Inspection Stations, s/n
                            H06767 & N/A

    15            5         2-Sided Assembly Stations w/Mag Lamps,
                            Solderers, Hand Tools

    16          LOT         Approx. 2000 Black Totes

    17          LOT         Approx. 600 Black Board Trays

    18          LOT         Stools, Benches, Shelving, Folding Tables,
                            Refrigerator, Wire Chrome Racks, Supply
                            Cabinets

--------------------------------------------------------------------------------

                Re: CENTURY ELECTRONICS MANUFACTURING - AV    Date:

           QUANTITY         DESCRIPTION
--------------------------------------------------------------------------------

    19            2         2-Sided Workstations                            $

    20          LOT         Shelving, Chairs, Pallet Rack, Blowers,
                            Heaters, 2 Temp. Controllers, Power Strips,
                            Totes

    21          LOT         Pallet Jack, Hand Truck, Desk, Tables, Pallet
                            Racks, Dock Plate, Furniture

    22            1         Chemical Storage Room, 15'x8'x10' w/Exhaust

    23            1         2-Dr. Chemical Cabinet

    24            2         Presto Self-Charging Electric Stackers, 1000#
                            & 300# Cap.

    25            3         Component Counting Meters

    26            1         Genrad 1692 RLC Digi Bridge

    27          LOT         Floor Polisher, Vacuum, Band Truck, Supply
                            Cabinet

    28            1         Blue M. Bench Top Oven

    29            1         Mech-El Model 202 Wire Bonder, s/n 5507

    30            1         Mech-El Model 9010 Wire Bonder, Aluminum, s/n
                            0140

    31            1         Mech-El Model 907 Wedge Bonder, s/n 5496-1983

    32            1         Mech-El Model 907 Wedge Bonder, s/n 3718 (No
                            Scope)

    33          LOT         5 Folding Tables, File, Shelving, Chairs.
                            Refrigerator., Vacuum, Pump

    34          LOT         2 Desks, Bookcases, File, Test Kit, Shelving,
                            Refrigerator, Supply Cabinet

    35            1         23 1/2x13 3/4 Manual Screen Printer

    36          LOT         Approx. 120 Aluminum Screen Frames

    37            2         Vision Mantis Inspection Stations

    38            3         12"x12" Screen Printers

--------------------------------------------------------------------------------

                Re: CENTURY ELECTRONICS MANUFACTURING - AV    Date:

           QUANTITY         DESCRIPTION
--------------------------------------------------------------------------------

    39            1         Ersa Model 300 12" Conveyor Tunnel Oven,      $
                            8-Zone, s/n 4574-7, l-R

    40           11         Workstations w/Mag Lumps, Solder Workstations

    41            1         OK Ind. MTR5000 series Solder Rework
                            Stations w/OK SMW1000 Table

    42            1         Universal Dyna/Pert System Sequencer, 40 Station

    43            1         Universal Multi-Nodule Dip Inserter

    44            1         Universal A-I Inserter VCD Single Read l8"X
                            18" Rotary Table

    45           12         4' Steel 2-Sided Assembly Stations

    46            1         Hewlett Packard 6236B Power Supply

    47            1         Hollis 16" Wave Solderer, Finger Type Model
                            20521-5, s/n AT11422

    48            1         Electrovert Ultrapak 445 4" Wave Solderer,
                            3-Stage Preheat, Flux Type UPK-445 15" F,
                            Dual Wave, s/n UPK12466-0937-1990, 1800 Lb.
                            Cap., Finger Type

    49            1         Blue M 10-Tray Elec. Oven, Model DC-246G, s/n
                            DC-5377, 360 Deg. C - 600 Deg. F

    50            1         Kenco Model 500 Omega Meter Ionic Contamination
                            Test Systems, s/n 5035

    51          LOT         2 AMP FPCTM Crimpers, s/n 121814 & 128171,
                            w/AMP Program

    52          LOT         Approx. 32 Assorted Benches, Tables w/Mag
                            Lamps, Solder Stations, Stools, Etc. in Area

    53            1         Automated Production Super Dip Straightener,
                            s/n 18803131

    54            1         Branson Model 2000 Smart ZSonic Ultrasonic
                            Board Cleaner w/Branson Series 7000 Ultrasonic
                            Generator

    55           16         Metro Board Racks w/carts

--------------------------------------------------------------------------------

                Re: CENTURY ELECTRONICS MANUFACTURING - AV    Date:

           QUANTITY         DESCRIPTION
--------------------------------------------------------------------------------

    56          LOT         Desks, Chair, Piles, Bookcases, Shelving in  $
                            Offices Along Wall

    57          LOT         G&D 15 Horsepower Rotary Screw conveyor &
                            Dryer

    58            2         Busch Vacuum Pumps, 3 & 5 Horsepower

    59          LOT         Desk, Tables, Files, Chairs, Bookcases
                            in 2 Offices

    60            1         2-Door Chemical Cabinet

    61            1         Tek 2225 O-Scope

    62            1         Tekscope 100 Mhz Scope/DMM Digital Real Time,
                            Model THS-720STD

    63            1         Alix Computer System, Ultima 1/120

    64            1         Cam/Alot Systems Model 2800 Epoxy Dispenser
                            Dual Head, Vision Top System, s/n 2032, w/IBM
                            F75 Programmer

    65            1         Cam/Alot 2800 Dual Epoxy Dispenser, Vision
                            System, s/nh 2015

    66            1         Cam/Alot Model 2000 Epoxy Dispenser, 2 Head,
                            Downward Vision, s/n 2016

    67            2         Quad Detachable Tray Carts

    68            1         ATI Model 3110-2 Inspection Table, s/n
                            4111-11-1996, Scallop Table

    69            2         JOT J206-01 Inspection Workstations, 5', s/n
                            75108A-3.2 & 75108A-3.1

    70            1         Quad Profile HTD7 Solder Reflow Conveyor,
                            7-Zone, Nitrogen Capability, s/n 9702623,
                            20", Chain conveyor

    71            1         1996 Quad QSP-2, High Speed Assembly, Pick &
                            Place Machine, No Vision, s/n 2942, 140-8mm
                            Stations

    72            1         1996 Quad QSP-2 Pick & Place Machine, s/n
                            2909, w/Upward Vision System

--------------------------------------------------------------------------------

                Re: CENTURY ELECTRONICS MANUFACTURING - AV    Date:

           QUANTITY         DESCRIPTION
--------------------------------------------------------------------------------

    73            1         Quad Profile-7 Model ORS-Profile, Solder
                            Reflow Oven, Nitrogen Capability, 7-Zone, s/n
                            9703631

    74            1         SM Tech/Quad AVP 300 Auto Screen Printer, s/n
                            300159

    75            1         1995 Quad QSP-2 Pick & Place Machine, s/n
                            2684, High Speed Assembler, 140-Sun Stations,
                            No Detachable Base, No Vision

    76            1         1996 Quad QSP-2 Pick & Place Machine, s/n
                            2894, High Speed Assembler, 140-8mm Stations,
                            No Detachable Base w/VU-S Vision System

    77          LOT         Assorted Quad Feeders for Machines

    78            1         1996 Quad QSP-2 High Speed Assembly Machine,
                            VU-8, s/n 2944, Detachable Base

    79            1         Quad AVP300 Screen Printer, s/n 300155

    80            1         Quad Detachable Cart, s/n 074

    81            1         Fuji CPII Chip Shooters, CPII 4000, s/n 1307,
                            1989, 100-Station, Visual Centering, 2-Head,
                            12-Turret 14500 CPM, 150 Tape Feeders

    82            1         Fuji CPII Chip Shooters, CPII 4000, s/n 800,
                            1988, 100-Station, Visual Centering, 2-Head,
                            12-Turret 14500 CPM 150 Tape Feeders

    83            2         Small Refrigerators

    84            1         Smart Sonic Ultrasonic Stencil Cleaner

    95            4         Dynapack 3' Board Conveyors

    86            1         Dynapack 5' Board Conveyor

    87            1         Dynapack 90 Deg. Conveyor

    88            1         Dynapack Shuttle Gate Conveyor

    89            1         Electrovert Plus Finger Type Dual Wave
                            Wave Solderer, Model EPK-400/F, s/n
                            M0940121070, 1994, w/USI Ultra Spray Fluxer

--------------------------------------------------------------------------------

                Re: CENTURY ELECTRONICS MANUFACTURING - AV    Date:

           QUANTITY         DESCRIPTION
--------------------------------------------------------------------------------

     90           1         Heller 1800 8-Zone Reflow Oven 24", s/n
                            0396274 1996

     91           1         Cyber optics LSM/Large 110 Solder Paste
                            Measurer, s/n 5922, 1995, w/Sony PVM-134Q

     92           2         Sony PVM-1342Q Monitors

     93           1         Stencil Rack

     94           1         B&S Microhite Electronic Gauge, s/n 60116

     95         LOT         Surface Plate, Mitutoyo Height Gauge

     96           1         Unitron Neomet Microscope w/Surface Measurer

     97           1         Panasonic CL-110 Color Camera

     98           1         Mitutoyo Microscope

     99          33         Blue Electrified Work Benches

    100          55         Small Chrome Wire Racks

    101          50         Swivel Chairs

    102           3         Small Smoke-Eaters

    103           1         Blue N Aerotronic Burn-In Chamber, s/n
                            870507-5164

    104           1         Axil Ultima 1/170 Workstation, 128 KB
                            w/Lancast Network

    105           2         Hewlett Packard Laserjet Printers

    106           1         Hewlett Packard High Speed Laser Printer

    107           7         486 PCs

    108          10         Assorted Laptop PCs

    109           6         Pentium 100 PCs

    110          16         Hewlett Packard Deskjet Printers

    111           1         Epson 800 Printer

--------------------------------------------------------------------------------

                Re: CENTURY ELECTRONICS MANUFACTURING - AV    Date:

           QUANTITY         DESCRIPTION
--------------------------------------------------------------------------------

    112           1         Printronix P300 Printer

    113           2         Logitech Scanner

    114          20         Pentium 166 PCs

    115           3         Hewlett Packard Color Printers

    116           1         Hewlett Packard 6PSE Laserjet Printer

    117           1         Laser Scanner

    118           1         Stylus Color Printer

    119           1         Micron Server

    120           1         Lexmark Printer

    121           6         Pentium 233 PCs

    122           1         Pentium 300 PC

    123          10         Micron PCs

    124           1         Micron Dual 266 PC

    125           8         Micron PC

    126           1         BTU Conveyor Furnace VIP148A, s/n CZESM-1,
                            20", 10-Zone, Elec., 1997

    127           1         Air Vac Rework Station, Model DRS22C, s/n
                            13022, 1997

    128         LOT         Assorted Fuji Feeders for 8mm x 4mm, Approx.
                            100

    129           1         Nicolet Auto X-Ray Machine, s/n 1819700408,
                            Model 14001MZ, 1997

    130           1         Fuji CP-111 5000 chip shooter:, s/n 0282,
                            1991, 140-Station, 12-Nozzle Turret

    131           1         Fuji CP-111 5000 Chip Shooters, s/n 2236,
                            1993, 140-Station, 12-Nozzle Turret

    132           1         Fjui CP-111 4000 Chip Shooter, s/n 1871,
                            1990

--------------------------------------------------------------------------------

                Re: CENTURY ELECTRONICS MANUFACTURING - AV    Date:

           QUANTITY         DESCRIPTION
--------------------------------------------------------------------------------

    133           1         Dir Vac PCBRM-12 Reflow Station, s/n 1140

    134           2         Zebra 105 Barcode Label Printers

    135         LOT         (6) Assorted Auto Screw Guns

    136         LOT         Special Built Burn-In Chamber w/HVAC System
                            & Power Supplies

    137           1         ZEN Tempscan Omega Multiscan 1200, 1998

    138           1         SRT Rework Station

    139          20         Chrome Wire Racks

    140          26         Nag Lamps

    141          14         Microscopes

    142           5         Metcal, Solderer.

    143           1         Ingersoll Rand 3-stage Air Compressor

    144           1         Onan Generator

    145                                         TOTAL OWNED EQUIPMENT

    146                                LEASED EQUIPMENT

    147           1         Executone Phone System w/PC

    148           2         Quad Detachable Tray Carts

    149           1         JOT Workstation, Type J206-10B, s/n
                            21532A-12, 5'

    150           1         JOT J210-02 Board Destacker, s/n 75100A-1.2

    151           1         JOT J204-021V Cue-Up Board Conveyor, s/n
                            41075A-8.4

    152           1         SM Tech/Quad AVP300 Auto Screen Printer, 14x
                            18, s/n 136

    153           1         JOT J204-02 Pass-Thru Conveyor, s/n
                            75096A-1.3

--------------------------------------------------------------------------------

                Re: CENTURY ELECTRONICS MANUFACTURING - AV    Date:

           QUANTITY         DESCRIPTION
--------------------------------------------------------------------------------

    154           1         ATI/Quad Model 3110-2 Pass-Thru Conveyor,        $
                            24", s/n 4111-2

    155           1         1996 Quad QSP-2 Pick & Place Machine, Upward
                            Vision, s/n 2012, 4 Read, High Speed
                            Assembler, 2 Gantry, 136 8mm Cap.

    156           1         1996 Quad QSP-2 Pick & Place Machine, Upward
                            Vision, s/n 3075, 4 Head, High Speed
                            Assembler, 2 Gantry, 136 8mm Cap.

    157           1         6' ATI/Quad Model 3100-3 Conveyor, s/n
                            10-19223-3966

    158           1         ATI/Quad 7510 6' Transfer Conveyor, s/n
                            412.1-6

    159           1         4' ATI/Quad 3110-2 Conveyor, s/n 4106-2

    160           1         Quad 3110-2 2' Pass-Thru Conveyor, s/n
                            4111-a

    161           1         MI/Quad 32.00-2 4' Conveyor, s/n
                            10-19222-3852

    162           2         JOT 5' Workstations, Model J206-01, s/n
                            75123A-1.1 & 75123A-1.2

    163           1         ATI/Quad 6' Conveyro, Model 7510, s/n 41111-2

    164           1         JOT J210-02 2' Board Destacker, s/n
                            75100A-1.1

    165           1         JOT J204-02 Cue-Up Board Infeeder, s/n
                            75136B-1.3

    166           1         JOT J204-02 Board Conveyor, s/n 75096A-1.5

    167           1         ATI/Quad 3110-2 2' Transfer Conveyor, s/n
                            4065-1

    168           1         ATI/Quad 3110-2 Transfer Conveyor, s/n
                            4111-9

    169           1         JOT J206-01 5' Transfer Conveyor, s/n
                            75136B-2.1

    170           1         Genrad Full Board Tester, 22811-9714-00,
                            896 Pins, s/n 233, w/Seko DPU-5300 Printer

--------------------------------------------------------------------------------

                Re: CENTURY ELECTRONICS MANUFACTURING - AV    Date:

           QUANTITY         DESCRIPTION
--------------------------------------------------------------------------------

    171           1         JOT J210-03 Board Destacker, s/n J5022A-1     $

    172           1         JOT J204-02-1B Cue-Up Board Infeed, s/n
                            41075A-6.2

    173           1         SM Tech AVP300 Screen Printer, Automatic, s/n
                            300165

    174           1         ATI/Quad 3110-2 6' Conveyor, Scallop, s/n
                            4111-5

    175           1         ATI 3110-2 Inspection Station, 6' Conveyor,
                            s/n 4106-3

    176           1         Quad Profile-7 7-Zone Solder Reflow,
                            Nitrogen Capability, s/n 9702624

    177           2         ATI 3110-2 2' Conveyors, s/n 4065-2 & 4111-3

    178           2         1994 Quad IVC/QA High Speed Pick & Place
                            Machines, s/n 2450 & 2451, 68-Station, Upward
                            Vision

    179           1         JOT J204-02 Conveyor. 2', s/n 75096A-1.2

    180           1         ATI 3100-2 42", Conveyor, s/n 10-19220-3852

    181           1         1994 Quad IVC/90 Pick & Place Machine.
                            90-Station, s/n 2128, Upward Vision

    182           1         1994 Quad IVC/90 Pick & Place Machine,
                            90-Station, s/n 2129, Upward Vision w/(2)
                            Quad Feeders

    183           5         Quad Fixed Cart Stations

    184         LOT         Quad Feeder Racks on Shelving & Benches
                            w/40 Bases

    185           1         West Kleen II-MIL/SMT Conveyor 18" Wash
                            System, 3R-790-481-146, w/Separation Tech
                            ST1090 Aquacycler Filtration System, 3
                            Knives, 2 Wash, 1 Rinse

    186           1         Genrad GR2286-VPC Full Board Tester, Model
                            2286-9778-ER, s/n 183, 1920 Pins

    187           1         Quad AVX400 Auto Incline Screen Printer, s/n
                            400169, 1997 w/Dispenser

--------------------------------------------------------------------------------

                Re: CENTURY ELECTRONICS MANUFACTURING - AV    Date:

           QUANTITY         DESCRIPTION
--------------------------------------------------------------------------------

    188           1         Quad APS-1 Advanced Packaging Machine, s/n
                            2764, w/Waffle Tray Handler

    189           1         Genrad 2287L-9744-00 Full Board Tester, s/n
                            141

    190                                TOTAL LEASED EQUIPMENT

                                                  ================
                                                  APPRAISAL TOTAL:

                                    EXHIBIT B

                                      FORM
                                       OF
                          MONTHLY OFFICERS' CERTIFICATE

      Reference is made to the (a) Loan and Security Agreement (the "Fidelity Agreement"), dated as of December 22,1998, among Century Electronics Manufacturing (NE), Inc. ("CEM"), a Massachusetts corporation, Y.M.C. Manufacturing Company ("YMC"), a California corporation, and Quality Manufacturing Services, Inc. ("QMS"), a California corporation, and Fidelity Funding, Inc., a Texas corporation ("Fidelity'), and (b) the Loan and Security Agreement (the "USA Funding Agreement"), dated as of December 22, 1998, among CEM, YMC, QMS and USA Funding. Inc., a Delaware corporation ("USA Funding"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Fidelity Agreement and the USA Funding Agreement. The undersigned, the President and Chief Financial Officer of _____________ (the "Company"), hereby certify to Fidelity and USA Funding that, to the best of their knowledge and belief:

      1. The financial statements of the Company for and as of the end of the month of_________ (the "Reporting Month") attached hereto have been prepared in accordance with GAAP, are true, correct and accurate in all material respects and fairly and accurately present the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

      2. They have reviewed all Borrowing Base Certificates and supporting information relating thereto delivered by the Company to Fidelity or USA Funding during the Reporting Month, and such Borrowing Base Certificates and supporting information are complete, true, correct and accurate in all materials respects.

      3. Except as indicated below, no Event of Default or event or circumstance that would, with the giving of notice, the passage of time or both, constitute an Event of Default, has occurred and is continuing:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      EXECUTED on______________


                                          --------------------------------------
                                          President


                                          --------------------------------------
                                          Chief Financial Officer